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License Agreement
By and Between
Arrowhead Pharmaceuticals, Inc.
and
Madrigal Pharmaceuticals, Inc.
May 4, 2026
i

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LICENSE AGREEMENT
THIS LICENSE AGREEMENT (this “Agreement”), entered into as of May 4, 2026 (the “Effective Date”), is entered into by and between Madrigal Pharmaceuticals, Inc., a Delaware corporation having its principal offices at 200 Barr Harbor Drive, Suite 200, West Conshohocken, PA 19428 (“Madrigal”), and Arrowhead Pharmaceuticals, Inc., a Delaware corporation having its principal offices at 177 East Colorado Boulevard, Suite 700, Pasadena, California, USA (“Arrowhead”). Arrowhead and Madrigal are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Madrigal is a biopharmaceutical company pursuing novel therapeutics for nonalcoholic steatohepatitis and other metabolic and liver diseases with high unmet medical needs;
WHEREAS, Arrowhead is a biopharmaceutical company focused on discovering and developing medicines that treat intractable diseases by silencing the genes that cause them, including advancing RNA interference based treatments for protein-based genetic disorders; and
WHEREAS, Madrigal wishes to obtain, and Arrowhead desires to grant, an exclusive worldwide license under certain Patent Rights, Know-How, and other intellectual property rights Controlled by Arrowhead to Exploit the Licensed Compounds and Licensed Products on the terms and conditions set forth herein.
NOW, THEREFORE, the Parties hereby agree as follows:
1.DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, will have the respective meanings set forth below:
1.1.“Acquired Business” has the meaning set forth in Section 2.9.3 (Acquired Business Exception).
1.2.“Acquirer” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable Party in the definition of Change of Control and such Party’s Affiliates immediately prior to the closing of such Change of Control.
1.3.“Active Ingredient” means any clinically active material that provides pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants, or controlled release technologies).
1.4.“Adverse Event” means any untoward medical occurrence in a human clinical study subject (following such subject’s provision of informed consent) or in a patient who is administered a Licensed Product, whether or not considered related to such Licensed Product, including any undesirable sign (including an abnormal laboratory finding of clinical concern), symptom, or disease associated with the use of a Licensed Product, [***].
1.5.“Affiliate” means any Person directly or indirectly controlled by, controlling, or under common control with, a Party, but only for so long as such control continues. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling,” and “under common control with”) will be presumed to exist with respect to a Person in the event of the possession, direct or indirect, of (a) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or

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otherwise), or (b) 50% or more of the voting securities or other comparable equity interests. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and that in such case, such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct or cause the direction of the management and policies of such Person. Neither of the Parties will be deemed to be an “Affiliate” of the other solely as a result of their entering into this Agreement. The Parties acknowledge that for the purposes of this Agreement, Visirna Therapeutics, Inc. will not be an Affiliate of Arrowhead.
1.6.“Agreement” has the meaning set forth in the preamble.
1.7.“Alliance Manager” has the meaning set forth in Section 7.1 (Alliance Managers).
1.8.“Annual Net Sales” means the aggregate Net Sales resulting from the sale of all Licensed Products, [***], in the Territory by Madrigal, its Affiliates, or its or their Sublicensees, assignees or transferees during a given Calendar Year.
1.9.“Approved Madrigal CMO” has the meaning set forth in Section 5.4.1 (Manufacturing Transfer Working Group).
1.10.“Arbitrator” has the meaning set forth in Section 14.3.1 (Expedited Arbitration).
1.11.“Arising Delivery Ligand Know-How” has the meaning set forth in Section 12.1.2(a) (Arrowhead).
1.12.“Arising Delivery Ligand Patent Rights” has the meaning set forth in Section 12.1.2(a) (Arrowhead).
1.13.“Arising Know-How” means any and all Know-How conceived, invented, developed, or otherwise made during the Term by or on behalf of one or more Personnel of a Party (or any of its Affiliates, licensees, sublicensees, or subcontractors), either alone or jointly with one or more Personnel of the other Party (or any of its Affiliates, licensees, sublicensees, or subcontractors), in each case, in the performance of activities relating to the Exploitation of Licensed Compounds or Licensed Products under this Agreement.
1.14.“Arising Patent Rights” means any Patent Right that (a) has a priority date after the Effective Date, and (b) Covers any Arising Know-How.
1.15.“ARO-PNPLA3” means the chemical composition internally coded by Arrowhead as ARO-PNPLA3, the chemical structure of which is set forth on Schedule 1.15 (ARO-PNPLA3 Structure).
1.16.“Arrowhead” has the meaning set forth in the preamble.
1.17.“Arrowhead Arising Know-How” has the meaning set forth in Section 12.1.2(a) (Arrowhead).
1.18.“Arrowhead Arising Patent Rights” has the meaning set forth in Section 12.1.2(a) (Arrowhead).
1.19.“Arrowhead Excluded Know-How” means, collectively, any and all Know-How (a) relating to Arrowhead’s RNAi Molecule trigger sequence selection and design process; or (b) that Arrowhead or any of its Affiliates comes to own or otherwise Control after the Effective Date relating to the Manufacture of RNAi Molecules generally but only to the extent such Know-How is not (i) utilized in connection with any Development or Manufacturing work performed by Arrowhead or any of its Affiliates either (A) prior to the Effective Date for itself or (B) for

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Madrigal under this Agreement during the Term or under any other supply or development agreement or plan between the Parties after the Effective Date, (ii) otherwise disclosed in writing by Arrowhead to Madrigal during the Term, (iii) necessary for the Exploitation of a Licensed Compound or Licensed Product, or (iv) Arising Delivery Ligand Know-How.
1.20.“Arrowhead Excluded Patent Rights” means any Patent Rights that Cover any Arrowhead Excluded Know-How.
1.21.“Arrowhead Indemnitees” has the meaning set forth in Section 11.2 (Indemnification by Madrigal).
1.22.“Arrowhead Know-How” means any and all Know-How that (a) relates to the composition of matter, formulation, form, or a method of use or treatment, delivery, or Manufacture of one or more Licensed Compounds or Licensed Products, (b) is Controlled by Arrowhead or any of its Affiliates as of the Effective Date or during the Term, and (c) is necessary or reasonably useful to Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, including any and all Arrowhead Arising Know-How and Arrowhead’s interest in any and all Joint Arising Know-How but excluding Arrowhead Excluded Know-How. Notwithstanding any provision herein to the contrary, Arrowhead Know-How excludes the Arrowhead Patent Rights.
1.23.“Arrowhead Manufacturing Know-How” has the meaning set forth in Section 5.4.1 (Manufacturing Transfer Working Group).
1.24.“Arrowhead Patent Rights” means any and all Patent Rights that (a) are Controlled by Arrowhead or any of its Affiliates as of the Effective Date or during the Term and (b) (i) Cover one or more Licensed Compounds or Licensed Products (including, for clarity, any composition of matter, formulation, form, or a method of use or treatment, delivery, or Manufacture thereof) or (ii) are necessary or reasonably useful to Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, including any and all Arrowhead Arising Patent Rights and Arrowhead’s interest in any and all Joint Arising Patent Rights but excluding all Arrowhead Excluded Patent Rights. The Arrowhead Patent Rights include the Arrowhead Platform Patent Rights.
1.25.“Arrowhead Platform” means Arrowhead’s proprietary siRNA platform for RNAi Molecule sequence selection and delivery, including for Licensed Products and Licensed Compounds (i.e., TRiM™ technology).
1.26.“Arrowhead Platform Patent Rights” means any and all Arrowhead Patent Rights that are not Licensed Product-Specific Patent Rights. The Arrowhead Platform Patent Rights relevant to the contemplated Licensed Compounds and Licensed Products as of the Effective Date, are set forth on Schedule 1.26 (Arrowhead Platform Patent Rights).
1.27.“Arrowhead Prosecuted Patent Rights” has the meaning set forth in Section 12.2.2(a) (Arrowhead Right to Prosecute Patent Rights).
1.28.“Arrowhead Records” has the meaning set forth in Section 8.6.3 (Records and Audits).
1.29.“Arrowhead Technology” means, collectively, (a) the Arrowhead Patent Rights and (b) the Arrowhead Know-How.
1.30.“Audited Party” has the meaning set forth in Section 8.6.3 (Records and Audits).
1.31.“Auditing Party” has the meaning set forth in Section 8.6.3 (Records and Audits).
1.32.“Auditor” has the meaning set forth in Section 8.6.3 (Records and Audits).

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1.33.“Bankrupt Party” has the meaning set forth in Section 13.3 (Termination for Bankruptcy).
1.34.“Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Law outside the United States.
1.35.“Breaching Party” has the meaning set forth in Section 13.4.1 (Material Breach and Cure Period).
1.36.“Business Day” means a calendar day other than a Saturday, Sunday, or a bank or other public holiday in West Conshohocken, Pennsylvania or Pasadena, California.
1.37.“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31st, June 30th, September 30th, or December 31st in any Calendar Year; provided, however, that the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first Calendar Quarter thereafter.
1.38.“Calendar Year” means any calendar year beginning on January 1st and ending on December 31st, provided, however, that the first Calendar Year of the Term will begin on the Effective Date and end on December 31, 2026.
1.39.“Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least 50% of the total voting power of all of the then-outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated, other than any such transaction that would result in shareholders or equity holders of such Party immediately prior to such transaction owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the shareholders or equity holders of such Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, other than pursuant to the transactions described above or to an Affiliate; or (d) the sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole. Notwithstanding the foregoing, any transaction or series of transactions effected for the purpose of financing the operations of the applicable Party or one or more of its applicable Affiliates (such as an initial public offering or other offering of equity securities to non-strategic investors) will not be deemed a “Change of Control” for purposes of this Agreement.
1.40.“Clinical Milestone Event” has the meaning set forth in Section 8.2.1 (Clinical Milestones).
1.41.“Clinical Milestone Payment” has the meaning set forth in Section 8.2.1 (Clinical Milestones).
1.42.“Clinical Trial” means any clinical investigation in which a pharmaceutical product is administered or dispensed to, or used involving human subjects, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, or any post-approval clinical trial in humans.
1.43.“CMO” means a contract manufacturing organization or a contract testing organization.
1.44.“Combination Product” means a Licensed Product that contains or comprises a Licensed Compound as a therapeutically active pharmaceutical ingredient together with one or more other Active Ingredients other than a Licensed Compound (an “Other Component”) that are (a) either coformulated or copackaged together and sold either as a fixed dose/unit or as separate doses/units in a single package, or otherwise are sold together for a single price, but excluding devices, drug delivery vehicles, adjuvants, solubilizers and excipients used with a Licensed Compound,
v

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and not specifically related to an Other Component, or (b) defined as a “combination product” by the FDA pursuant to 21 C.F.R. § 3.2(e) or its foreign equivalent.
1.45.“Commercialization” means any and all activities directed to the marketing, promotion, distribution, offering for sale, sale, having sold, importing, having imported, exporting, having exported, or other commercialization of a pharmaceutical or biologic product, but excluding activities directed to Manufacturing, Development, or Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.
1.46.“Commercially Reasonable Efforts” means (a) with respect to the efforts and resources to be expended, or considerations to be undertaken, by Madrigal with respect to any objective or activity related to the Development of a Licensed Compound or a Licensed Product, the efforts, resources, and considerations [***] would normally use to accomplish a similar objective or activity under similar circumstances for a similar compound or product owned by it or to which it has similar rights, which compound or product, as applicable, is at a similar stage in its development or product life and of similar market potential, taking into account all relevant factors, including: (i) issues of efficacy, safety, and expected and actual approved labeling, (ii) the expected and actual competitiveness of alternative products sold by Third Parties in the marketplace, (iii) the expected and actual product profile of the Licensed Product, (iv) the expected and actual patent coverage and other proprietary position of the Licensed Product, (v) the likelihood of receiving Regulatory Approval given the regulatory structure involved, including regulatory or data exclusivity, and (vi) the expected and actual profitability of the Licensed Product, and (b) with respect to the efforts and resources to be expended by Arrowhead, with respect to any objective or activity under this Agreement, the efforts and resources Arrowhead would normally use to accomplish its own similar objective or activity under similar circumstances. Commercially Reasonable Efforts will be determined on a country-by-country and Indication-by-Indication basis for each Licensed Product, as applicable, and it is anticipated that the level of effort and resources that constitute “Commercially Reasonable Efforts” with respect to a particular country or Indication may change over time, reflecting changes in the status of each Licensed Product, as applicable, and the country(ies) involved.
1.47.“Competing Product” has the meaning set forth in Section 2.9.1 (Exclusivity Covenants).
1.48.“Competitive Activities” has the meaning set forth in Section 2.9.1 (Exclusivity Covenants).
1.49.“Competitive Infringement” means (a) the making, using, selling, offering for sale, importing, or exporting by a Third Party of a pharmaceutical or biologic product in a country that actually or potentially infringes a Valid Claim of an Arrowhead Patent Right or a Madrigal Arising Patent Right in such country or (b) the filing of an ANDA under Section 505(j) of the FD&C Act or an application under Section 505(b)(2) of the FD&C Act naming a Licensed Product as a reference listed drug and including a certification under Section 505(j)(2)(A)(vii)(IV) or 505(b)(2)(A)(IV), respectively.
1.50.“Confidential Information” means (a) the terms of this Agreement and (b) with respect to a Party, subject to Section 9.3 (Exemptions), all Know-How or other information, including proprietary information and materials (whether or not patentable) embodying such Party’s technology, products, business information, or objectives, that is communicated by or on behalf of such Party (the “Disclosing Party” with respect to such information) to the other Party (the “Receiving Party” with respect to such information) or its permitted recipients, including information disclosed by such Party prior to the Effective Date pursuant to the Confidentiality Agreement.
1.51.“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement dated [***] by and between Arrowhead and Madrigal.
1.52.“Control” or “Controlled” means the possession by a Party or its Affiliates (whether by ownership, license, sublicense or otherwise, other than pursuant to this Agreement) of, (a) with

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respect to any tangible Know-How or materials, the legal authority or right to physical possession of such tangible Know-How or materials, with the right to provide such tangible Know-How or materials to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property on the terms set forth herein, or (c) with respect to a product or component thereof, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under Patent Rights that Cover, or proprietary Know-How that is incorporated in or embodies, such product or component on the terms set forth herein, in each case ((a), (b), and (c)), without (i) breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, license, or sublicense, or (ii) incurring any additional payment obligations to a Third Party that are not subject to an allocation agreed between the Parties pursuant to this Agreement, including in accordance with Section 2.8 (Third Party In-License Payments) or otherwise in writing. Notwithstanding any provision in this Agreement to the contrary, following the closing of a Change of Control of a Party, the Parties agree that such Party will be deemed not to Control any materials, tangible Know-How, Patent Rights, Regulatory Submissions, Regulatory Approvals, intangible Know-How, or other intellectual property that are owned or in-licensed by an Acquirer of such Party or any of its Affiliates immediately prior to the closing of such Change of Control, [***].
1.53.“Cover,” “Covering,” or “Covered” means, with respect to a particular subject matter at issue and a relevant Patent Right or individual claim in such Patent Right, as applicable, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of one or more claims in such Patent Right or the individual claim of such Patent Right.
1.54.[***] has the meaning set forth in [***].
1.55.“Cure Period” has the meaning set forth in Section 13.4.1 (Material Breach and Cure Period).
1.56.“Debarred” means, with respect to an individual or entity, that such individual or entity has been debarred or suspended under 21 U.S.C. § 335(a) or (b), the subject of a conviction described in Section 306 of the FD&C Act, excluded from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, the subject of OFAC sanctions or on the OFAC list of specially designated nationals, or the subject of any similar sanction of any Governmental Authority in the Territory.
1.57.“Delivery Ligand” means a ligand (including any linkers, whether incorporated into the ligand or a separate component) that is (a) conjugated to an RNAi Molecule to help facilitate delivery in vivo to specific tissues or cell types, which may include lipid moieties, antibodies, peptides, and small molecule compounds, (b) a component of, or used in the Manufacture of, Licensed Compounds or Licensed Products, and (c) based on, evolved from, a process improvement to, or is otherwise derived from the Arrowhead Platform.
1.58.“Development” means all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products, including (a) toxicology testing and studies, non-clinical and preclinical testing, studies, and other activities, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities directed to Manufacturing, Medical Affairs, or Commercialization. Development will include development and regulatory activities for additional forms,

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formulations, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as post-marketing studies or observational studies, in either case, if required by any Regulatory Authority in any region in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop,” “Developing,” and “Developed” will be construed accordingly.
1.59.“Direct Costs” means the sum of the following as incurred for the applicable Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder: [***].
1.60.“Directed To” means, with respect to a compound or product and a gene target, that the mechanism of such compound or product [***] such target.
1.61.“Disclosing Party” has the meaning set forth in Section 1.50 (“Confidential Information”).
1.62.“Disputes” has the meaning set forth in Section 14.1 (Exclusive Dispute Resolution Mechanism).
1.63.“Divest” means, [***].
1.64.“Dollars” or “$” means the legal tender of the United States of America.
1.65.“Effective Date” has the meaning set forth in the preamble.
1.66.“EMA” means the European Medicines Agency or any successor entity.
1.67.“Exclusivity Period” has the meaning set forth in Section 2.9.2 (Arrowhead Change of Control).
1.68.“Executive Officer” means (a) [***] of Arrowhead (or [***] of Arrowhead designated by [***] of Arrowhead who has the power and authority to resolve a given Dispute or matter) and (b) [***] of Madrigal (or [***] of Madrigal designated by [***] who has the power and authority to resolve a given Dispute or matter).
1.69.“Existing Inventory” has the meaning set forth in Section 5.2 (Transfer of ARO-PNPLA3 Remaining Inventory).
1.70.“Exploitation” means to Develop, Manufacture, Commercialize, or otherwise exploit. When used as a verb, to “Exploit” means to engage in any of the foregoing activities.
1.71.“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended together with any rules, regulations, and requirements promulgated thereunder.
1.72.“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.73.“Field” means all uses, including the treatment, prevention, prophylaxis, or diagnosis of any disease, disorder, or condition.
1.74.“First Commercial Sale” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the first sale under this Agreement by Madrigal or any of its Affiliates or Sublicensees to an end user or prescriber for use, consumption, or resale of such Licensed Product in such country following receipt of Marketing Approval for such Licensed Product in such country. [***].

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1.75.“Force Majeure” means any event beyond the reasonable control of the affected Party, including embargoes; war or acts of war, including terrorism, insurrections, riots, or civil unrest; strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving such Party’s own employees); epidemics, pandemics, the spread of infectious diseases, and quarantines; fire, floods, earthquakes, or other acts of nature; or acts, omissions, or delays in acting by any Governmental Authority.
1.76.“FTE” means a qualified full-time person, or more than one person working the equivalent of a full-time person, where “full time” is based upon a total of [***]. Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g. time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. Each employee utilized by Arrowhead or any of its Affiliates in connection with Arrowhead’s or such Affiliate’s performance under this Agreement may be less than or greater than one FTE based on the hours actually worked by such employee and will be treated as an FTE on a pro rata basis based upon the actual number of such hours worked divided by [***].
1.77.“FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period. FTEs will be pro-rated [***] if necessary.
1.78.“FTE Rate” means, for the period commencing on the Effective Date until such time as the Parties agree otherwise, [***] per year, subject to annual increases beginning on January 1, 2027 to reflect percentage increase in the [***], calculated by [***].
1.79.“Fully Burdened Cost” means, with respect to a Party and Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder, [***]. All costs and expenses included in this definition will be calculated in accordance with GAAP by such Party on a consistent basis.
1.80.“GAAP” means United States generally accepted accounting principles, which principles are currently used at the relevant time and consistently applied by the applicable Party.
1.81.“Generic Entry Date” has the meaning set forth in Section 8.4.2 (Reduction for Generic Competition).
1.82.“Generic Product” means, with respect to a Licensed Product in a particular country of the Territory, any product that is approved, or is sought to be approved, in reliance, in whole or in part, on the prior Regulatory Approval (or on safety or efficacy data submitted in support of the prior Regulatory Approval) of such Licensed Product in such country as determined by the applicable Regulatory Authority of such country, including any product authorized for sale (a) in the U.S. pursuant to, as applicable, (i) Section 505(j) of the FD&C Act (21 U.S.C. 355(j)) or Section 505(b)(2) of the FD&C Act (21 U.S.C. 355(b)(2)), or (ii) Section 351(k) of the Public Health Service Act (PHS Act) as amended by the Biologics Price Competition and Innovation Act (BPCIA), in each case ((i) and (ii)), as amended from time to time, (b) in countries of the European Economic Area pursuant to Article 10 (but excluding Art. 10(3)), Article 10a, or Article 10b of Parliament and Council Directive 2001/83/EC as amended from time to time (including an application under Article 6.1 of Parliament and Council Regulation (EC) No. 726/2004 that relies for its content on any such provision), or (c) in any other country or other jurisdiction pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to any of the foregoing.
1.83.“Good Clinical Practices” or “GCP” means the then-current good clinical practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, 312, 314, and 320 and all related FDA rules, regulations, orders, and guidances, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline.

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1.84.“Good Laboratory Practices” or “GLP” means the then-current and phase appropriate standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation) and FDA guidance, including related regulatory requirements imposed by the FDA and comparable applicable regulatory standards, practices and procedures promulgated by the EMA, PMDA, NMPA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.
1.85.“Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FD&C Act, 21 C.F.R. Parts 210 and 211, and FDA guidance issued thereunder, for the Manufacture and testing of pharmaceutical materials, and comparable applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the United States. “Good Manufacturing Practices,” or “GMP” also means the quality guidelines promulgated by the ICH, including the ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the policies promulgated thereunder, in each case, as they may be updated from time to time.
1.86.“Governmental Authority” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority, or other instrumentality of any nation, state, county, city, or other political subdivision thereof or of any multinational governmental body.
1.87.[***] means [***].
1.88.“ICH” means International Conference on Harmonization.
1.89.“IND” means (a) an Investigational New Drug application pursuant to the FD&C Act, as amended, and applicable regulations promulgated thereunder by the FDA, (b) a Clinical Trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction, or (c) documentation issued by a Regulatory Authority that permits the conduct of clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction.
1.90.“Indemnified Party” has the meaning set forth in Section 11.3.1 (Notice).
1.91.“Indemnifying Party” has the meaning set forth in Section 11.3.1 (Notice).
1.92.“Indication” means an entirely separate and distinct disease or medical condition in humans [***] for which a product may be filed to obtain a label or label expansion or has received a separate and distinct marketing authorization approval with an approved label claim to treat such disease or condition, as applicable. [***].
1.93.“Indirect Costs” means the sum of the following as incurred for the applicable Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder: [***].
1.94.[***] has the meaning set forth in [***].
1.95.“Joint Arising Know-How” has the meaning set forth in Section 12.1.2(c) (Joint).
1.96.“Joint Arising Patent Rights” has the meaning set forth in Section 12.1.2(c) (Joint).
1.97.“Joint Arising Technology” has the meaning set forth in Section 12.1.2(c) (Joint).
1.98.“Joint Transition Committee” or “JTC” has the meaning set forth in Section 7.2.1 (Formation).
x

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1.99.“JTC Referral Notice” has the meaning set forth in Section 7.2.5 (Decision-Making).
1.100.“JTC Review Period” has the meaning set forth in Section 7.2.5 (Decision-Making).
1.101.“Know-How” means any (a) proprietary scientific or business information or materials, including records, improvements, modifications, techniques, assays, designs, protocols, formulas, data (including physical data, chemical data, safety data, toxicology data, animal data, raw data, nonclinical data, preclinical data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, business practices, pricing and distribution costs, inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), and (b) any information embodied in chemical or biological materials or physical embodiments of any of the foregoing.
1.102.“Laws” means applicable laws, statutes, rules, regulations, and other pronouncements having the effect of law of any Governmental Authority (including executive orders) that may be in effect from time to time, including disclosure obligations required by any stock exchange or securities commission having authority over a Party and any applicable rules, regulations, guidances, or other requirements of any Regulatory Authority that may be in effect from time to time.
1.103.“Licensed Compounds” means any and all of the following (a) ARO-PNPLA3, (b) any other RNAi Molecule Directed To PNPLA3 [***], and (c) [***].
1.104.“Licensed Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed Compounds or Licensed Products, (b) the method of use (including method of treatment by use) of one or more Licensed Compounds or Licensed Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed Compounds or Licensed Products, or (d) the method of manufacture specific to the Manufacture of Licensed Compounds or Licensed Products. The Licensed Product-Specific Patent Rights existing as of the Effective Date are set forth on Schedule 1.104 (Licensed Product-Specific Patent Rights).
1.105.“Licensed Products” means any pharmaceutical or biologic product that is comprised of or contains a Licensed Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.
1.106.“Losses” has the meaning set forth in Section 11.1 (Indemnification by Arrowhead).
1.107.“MAA” means any new drug application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction (and all supplements and amendments thereto), which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction, including (a) all New Drug Applications submitted to the FDA in the United States pursuant to the FD&C Act (21 U.S.C. § 355(b)(1)) and the regulations promulgated thereunder with respect to a pharmaceutical product and (b) a Biologics License Application submitted to the FDA in the United States pursuant to the FD&C Act (21 C.F.R. § 601.2) and the regulations promulgated thereunder with respect to a pharmaceutical product, or, in each case ((a) and (b)), any analogous application or submission with any Regulatory Authority in any other country or regulatory jurisdiction.
1.108.“Madrigal” has the meaning set forth in the preamble.
1.109.“Madrigal Arising Know-How” has the meaning set forth in Section 12.1.2(b) (Madrigal).

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1.110.“Madrigal Arising Patent Rights” has the meaning set forth in Section 12.1.2(b) (Madrigal).
1.111.“Madrigal Arising Technology” means the Madrigal Arising Know-How and the Madrigal Arising Patent Rights.
1.112.“Madrigal Licensed Technology” means, collectively, the Madrigal Arising Know-How, Madrigal Arising Patent Rights, and Madrigal’s interest in the Joint Arising Technology, in each case, without limiting any of Madrigal’s obligations under this Agreement, that are Controlled by Madrigal or any of its Affiliates.
1.113.“Madrigal Prosecuted Patent Rights” has the meaning set forth in Section 12.2.1(a) (Madrigal’s Right to Prosecute Patent Rights).
1.114.“Madrigal Records” has the meaning set forth in Section 8.6.3 (Records and Audits).
1.115.[***] means [***].
1.116.“Major Region” means [***].
1.117.“Manufacture” means activities directed to manufacturing, processing, formulating, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping, or storage of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, including process development, process qualification, validation and scale-up, pre-clinical, clinical and commercial manufacture, and analytic development, product characterization, and stability testing, as the case may be, but excluding activities directed to Development, Commercialization, or Medical Affairs. “Manufacturing” will be construed accordingly.
1.118.“Manufacturing Technology Transfer Plan” has the meaning set forth in Section 5.4.1 (Manufacturing Transfer Working Group).
1.119.“Manufacturing Transfer Working Group” has the meaning set forth in Section 5.4.1 (Manufacturing Transfer Working Group).
1.120.“Marketing Approval” means, with respect to a country or extra-national territory, any and all approvals (including Regulatory Approval and, if applicable, Pricing and Reimbursement Approval), licenses, registrations, or authorizations of any Governmental Authority that are required in order to Commercialize a Licensed Product in such country or some or all of such extra-national territory.
1.121.“Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical or physical materials, and other similar materials.
1.122.[***] means [***].
1.123.“Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Licensed Products and are not conducted by a Party’s medical affairs (or equivalent) departments.

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1.124.[***] means [***].
1.125.“Milestone Events” means the Clinical Milestone Events, Regulatory Milestone Events, and Sales Milestone Events.
1.126.“Milestone Payments” means the Clinical Milestone Payments, Regulatory Milestone Payments, and Sales Milestone Payments.
1.127.“Net Sales” means the gross amounts invoiced by Madrigal or any of its Affiliates, Sublicensees (other than [***]), assignees or transferees (each, a “Selling Party”) under this Agreement to Third Parties (including [***]), for the sale, supply, or other disposition of a Licensed Product, less the following deductions [***]:
[***]
1.128.“NMPA” means the National Medical Products Administration or any successor entity.
1.129.“Non-Breaching Party” has the meaning set forth in Section 13.4.1 (Material Breach and Cure Period).
1.130.“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury or any successor agency thereto.
1.131.“Orange Book” has the meaning set forth in Section 12.7 (Orange Book Listing).
1.132.[***] has the meaning set forth in [***].
1.133.“Out-of-Pocket Costs” means, with respect to certain activities for a Licensed Compound or Licensed Product hereunder, specifically identifiable expenses paid or payable by a Party or its Affiliates to Third Parties to conduct such activities, including payments to contract personnel (including contractors, consultants, and Subcontractors), but excluding any and all payments to employees.
1.134.“Party” or “Parties” has the meaning set forth in the preamble.
1.135.“Patent Challenge” has the meaning set forth in Section 13.5 (Termination for Patent Challenge).
1.136.“Patent Costs” means the Out-of-Pocket Costs paid to outside legal counsel and other Third Parties incurred in the Prosecution and Maintenance of Patent Rights hereunder or enforcing and defending any such Patent Rights or determining freedom to operate for any Licensed Products (including challenging any Patent Right owned or controlled by Third Parties).
1.137.“Patent Offices” has the meaning set forth in Section 10.2.7 (Validity and Enforceability).
1.138.“Patent Right” means any and all (a) patents, (b) patent applications, including all provisional and non-provisional applications, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon or claiming priority thereto, (c) all patents-of-addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions, and equivalents thereof, (d) inventor’s certificates, letters patent, and (e) any other substantially equivalent form of government issued right substantially similar to any of the foregoing described in subsections (a) through (d) above, anywhere in the world.
1.139.“Patent Term Extensions” has the meaning set forth in Section 12.6 (Patent Right Extensions).

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1.140.“Payments” has the meaning set forth in Section 8.6.6(a) (Withholding Taxes).
1.141.“Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, Governmental Authority, or any other similar entity.
1.142.“Personnel” means, with respect to any Person, its officers, directors, employees, workers, contractors, advisors, consultants, agents, or other representatives.
1.143.“Pharmacovigilance Agreement” has the meaning set forth in Section 4.3 (Pharmacovigilance Agreement).
1.144.“Phase I Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product with the endpoint of determining initial tolerance, safety, metabolism, pharmacokinetic or pharmacodynamic information in single dose, single ascending dose, multiple dose, or multiple ascending dose regimens, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(a) and its successor regulation or equivalents in other jurisdictions.
1.145.“Phase II Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product with the primary objective of characterizing its effectiveness in a specific disease state as well as generating more detailed safety, tolerability, and pharmacokinetics information, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(b) and its successor regulation or equivalents in other jurisdictions.
1.146.“Phase IIb Clinical Trial” means a Phase II Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product on a sufficient number of patients with the primary objective of (a) evaluating effectiveness and (b) determining the optimal dose-range and dose-response for such product in a specific disease state to support the design and dose selection for a Phase III Clinical Trial, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(b) and its successor regulation or equivalents in other jurisdictions and is not a phase IIa clinical trial.
1.147.“Phase III Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product on a sufficient number of patients, which trial a Regulatory Authority permits to be conducted under an open IND and is designed to: (a) establish that the pharmaceutical or biologic product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the pharmaceutical or biologic product in the dosage range to be prescribed; and (c) support an MAA filed with a Regulatory Authority for the pharmaceutical or biologic product, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(c) and its successor regulation or equivalents in other jurisdictions.
1.148.“Platform Third Party Agreements” has the meaning set forth in Section 2.8.2(b)(i) (Platform Third Party Rights).
1.149.“Platform Third Party Rights” has the meaning set forth in Section 2.8.2(b)(i) (Platform Third Party Rights).
1.150.“PMDA” means the Pharmaceutical and Medical Device Agency or any successor entity.
1.151.“PNPLA3” means PNPLA3 (patatin-like phospholipase domain-containing 3).
1.152.“Pre-Existing Third Party Agreements” means those certain agreements between Arrowhead and a Third Party set forth on Schedule 1.152 (Pre-Existing Third Party Agreements).
1.153.[***] has the meaning set forth in [***].

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1.154.“Pricing and Reimbursement Approval” means the later of (a) the approval, agreement, determination, or governmental decision establishing a price for the applicable Licensed Product that can be legally charged to consumers, if required in a given jurisdiction or country in connection with Commercialization of such Licensed Product in such jurisdiction or country; and (b) the approval, agreement, determination, or governmental decision establishing the level of reimbursement for the applicable Licensed Product that will be reimbursed by Governmental Authorities, if required in a given jurisdiction or country in connection with the Commercialization of such Licensed Product in such jurisdiction or country.
1.155.“Product-Specific Know-How” has the meaning set forth in Section 9.1 (Confidential Information).
1.156.“Product-Specific Third Party Rights” has the meaning set forth in Section 2.8.2(a) (Product-Specific Third Party Rights).
1.157.“Prosecution and Maintenance” or “Prosecute and Maintain” means the filing, preparation, prosecution (including any interferences, reissue proceedings, reexaminations, oppositions and similar proceedings), post-grant reviews, requests for patent term adjustments, and maintenance of Patent Rights. For the avoidance of doubt, Prosecution and Maintenance excludes any applications or requests for patent term extension. When used as a verb, “Prosecute and Maintain” means to engage in Prosecution and Maintenance.
1.158.“Quality Agreement” has the meaning set forth in Section 5.1 (Quality Agreement).
1.159.“Receiving Party” has the meaning set forth in Section 1.50 (“Confidential Information”).
1.160.“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of an MAA, or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, including all supplements and amendments thereto, excluding, in each case, Pricing and Reimbursement Approval.
1.161.“Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Marketing Approval, Regulatory Approval, or Pricing and Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, and any corresponding national or regional regulatory authorities.
1.162.[***] means [***]
1.163.“Regulatory Filings” has the meaning set forth in Section 1.166 (Regulatory Submissions).
1.164.“Regulatory Milestone Event” has the meaning set forth in Section 8.2.2 (Regulatory Milestones).
1.165.“Regulatory Milestone Payment” has the meaning set forth in Section 8.2.2 (Regulatory Milestones).
1.166.“Regulatory Submissions” means any filing, application, dossier, or submission with any Regulatory Authority in support of the Development, Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biologic product (including to obtain, support, or maintain Regulatory Approval from that Regulatory Authority), including all supplements, amendments and data with respect thereto (“Regulatory Filings”), and all correspondence or communication with or from the relevant Regulatory Authority, including minutes of any material meetings, telephone conferences, or discussions with the relevant Regulatory Authority. Regulatory

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Submissions include all INDs, MAAs, and other applications for Regulatory Approval and their equivalents, and any Regulatory Filings, correspondence or communication with the relevant Regulatory Authority, INDs, MAAs, and other applications for Regulatory Approval and their equivalents that have been prepared for submission as of the Effective Date but not yet submitted (e.g., outstanding study reports).
1.167.“Restricted Party” means any individual or entity on one or more of the Restricted Party Lists.
1.168.“Restricted Party List” means the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List and the Sectoral Sanctions Identifications List, all administered by OFAC; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; and the entities subject to restrictive measures and the consolidated list of Persons, Groups, and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy.
1.169.[***] has the meaning set forth in [***].
1.170.“RNAi Molecule” means an exogenous double-stranded oligomeric (i.e., RNA or modified variants thereof) molecule.
1.171.“Royalties” has the meaning set forth in Section 8.3 (Royalties).
1.172.“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on the First Commercial Sale of such Licensed Product in such country and expiring upon the last to occur of (a) the expiration of the last Valid Claim of [***], (b) [***], and (c) [***] after the First Commercial Sale of [***] in such country.
1.173.“Sales Milestone Event” has the meaning set forth in Section 8.2.3 (Sales Milestones).
1.174.“Sales Milestone Payment” has the meaning set forth in Section 8.2.3 (Sales Milestones).
1.175.“SEC” means the United States Securities and Exchange Commission or any successor Governmental Authority having substantially the same function.
1.176.“Securitization Transaction” has the meaning set forth in Section 15.1.2 (Securitization Transaction).
1.177.“Selling Party” has the meaning set forth in Section 1.127 (“Net Sales”).
1.178.“Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including contract research organizations, Third Party Distributors, or CMOs).
1.179.“Sublicensee” means any Third Party to whom a Party or any of its Affiliates or Sublicensees has granted or grants a license, sublicense, option to license or sublicense, or similar right hereunder to Develop, Manufacture, Commercialize, or otherwise Exploit a Licensed Product, or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights) (the agreement with such Third Party, a “Sublicense”).
1.180.“Tax” and “Taxation” means any form of tax or taxation, levy, duty, charge, social security charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge, or interest) imposed by, or payable to, any government, state or municipality, or any local, state, federal, or other fiscal, revenue, customs, or excise authority, body, or official in the Territory.

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1.181.“Technology Transfer Working Group” has the meaning set forth in Section 3.2.1 (Technology Transfer Working Group).
1.182.“Technology Transfer Plan” has the meaning set forth in Section 3.2.2 (Technology Transfer).
1.183.“Term” has the meaning set forth in Section 13.1 (Term).
1.184.“Territory” means worldwide, including all of the countries of the world, and their territories and possessions.
1.185.“Third Party” means any Person other than Arrowhead, Madrigal, or their respective Affiliates.
1.186.“Third Party Distributor” means, with respect to a country, any Third Party that purchases its requirements for Licensed Products in such country from Madrigal or its Affiliates or Sublicensees and is appointed as a distributor to distribute, market, and resell such Licensed Products in such country, even if such Third Party is granted ancillary rights to Develop, package, or obtain Regulatory Approval of such Licensed Product in order to distribute, market, or sell such Licensed Product in such country.
1.187.“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.
1.188.“United States” or “U.S.” means the United States and its territories, possessions and commonwealths.
1.189.“Upfront Payment” has the meaning set forth in Section 8.1 (Upfront Payment).
1.190.“Valid Claim” means (a) a claim of any issued and unexpired Patent Right whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, cancellation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal; or (b) a pending claim of an unissued, pending patent application that has not been pending for more than [***] from its earliest priority date, in which case it will cease to be considered a Valid Claim until the patent issues and recites said claim. For clarity, a holding, finding, or decision being final and unappealable or unappealed means a holding, finding, or decision from which no appeal can be or has been taken.
1.191.“VAT” has the meaning set forth in Section 8.6.6(d) (VAT).
1.192.“Withholding Taxes” has the meaning set forth in Section 8.6.6(a) (Withholding Taxes).
2.LICENSE GRANTS; EXCLUSIVITY
2.1.License Grants to Madrigal. Subject to the terms and conditions of this Agreement, Arrowhead hereby grants to Madrigal and its Affiliates, during the Term, an exclusive (even as to Arrowhead and its Affiliates, except as set forth in Section 2.4 (Arrowhead Retained Rights)), non-transferable (except in accordance with Section 15.1 (Assignment)), royalty-bearing, sublicensable (through multiple tiers, in accordance with Section 2.2 (Sublicensing Terms)) license under the Arrowhead Technology to Develop, Manufacture, perform Medical Affairs, Commercialize, and otherwise Exploit the Licensed Compounds and Licensed Products in the Field and in the Territory.
2.2.Sublicensing Terms.

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2.2.1.Subject to this Section 2.2 (Sublicensing Terms), Madrigal and its Affiliates may grant sublicenses under Section 2.1 (License Grants to Madrigal) to any Third Party, including to any Subcontractor to the extent a sublicense of the rights granted to Madrigal hereunder is necessary for such Subcontractor to satisfy Madrigal’s obligations as delegated to such Subcontractor.
2.2.2.With respect to any sublicense granted pursuant to Section 2.2.1 (Sublicensing Terms) or Section 2.3 (Performance through Subcontractors) to a Sublicensee or a Subcontractor, as the case may be:
(a)any such sublicense or subcontract agreement will be consistent with the terms of this Agreement and obligate the Sublicensee or Subcontractor to comply with the applicable terms of this Agreement;
(b)as between the Parties, Madrigal will remain primarily liable to Arrowhead for the performance of all of its obligations under, and its compliance with all provisions of, this Agreement, and for the performance of its Sublicensees and its Subcontractors, and Arrowhead will have the right to proceed directly against Madrigal without any obligation to first proceed against such Sublicensees or Subcontractors;
(c)without limiting Section 2.2.2(a) (Sublicensing Terms), each Sublicensee and Subcontractor, as applicable, will (i) undertake in writing obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties with respect to Confidential Information pursuant to Article 9 (Confidentiality and Publication), and (ii) use Commercially Reasonable Efforts to require that each of its Sublicensees and Subcontractors undertakes in writing to assign or exclusively license back (with the right to sublicense through multiple tiers) to Madrigal all Arising Know-How and Arising Patent Rights (including intellectual property with respect to any Licensed Compounds and Licensed Products conceived, invented, developed, or otherwise made in the course of performing any work); and
(d)within a reasonable time after execution of any Sublicense with a Sublicensee that [***], Madrigal will provide to Arrowhead a copy of such agreement (other than any agreement with a Subcontractor), which agreement may be redacted to omit any terms not necessary to determining Madrigal’s and such Sublicensee’s obligations under this Agreement.
2.3.Performance through Subcontractors. Subject to Section 2.2.2 (Sublicensing Terms) and Section 5.4.2 (Manufacturing Technology Transfer), Madrigal and any of its Affiliates may perform any of its rights or obligations under this Agreement through one or more Subcontractors.
2.4.Arrowhead Retained Rights. Except as expressly granted under Section 2.1 (License Grants to Madrigal), Arrowhead hereby expressly retains, on behalf of itself and its Affiliates and Subcontractors, all rights under the Arrowhead Technology other than those granted to Madrigal hereunder, including the right to (a) Manufacture Licensed Compounds and Licensed Products in accordance with Article 5 (Manufacturing), (b) fulfill its obligations under any agreement between the Parties for Arrowhead’s performance of Development activities or Manufacturing activities on behalf of Madrigal or its Affiliates or its Sublicensees for any Licensed Compounds and Licensed Products, and (c) fulfill any other obligations expressly set forth under this Agreement.
2.5.No Other Rights. Except as otherwise expressly provided in this Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license, or other right in or to any Know-How, Patent Rights, or other intellectual property of the other Party, including tangible or intangible items owned, Controlled,

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or developed by the other Party, or provided by the other Party to the receiving Party at any time, pursuant to this Agreement. Any rights not expressly granted by a Party under this Agreement are hereby retained by such Party.
2.6.Combination Products. Notwithstanding any other provision of this Agreement, for purposes of the license grants under Section 2.1 (License Grants to Madrigal), with respect to any Licensed Product that is a Combination Product, such license will not include any Other Component Controlled by, as applicable, Arrowhead or any of its Affiliates or Madrigal or any of its Affiliates included in any such Combination Product.
2.7.License to Arrowhead. Subject to the terms and conditions of this Agreement, Madrigal hereby grants to Arrowhead and its Affiliates a non-exclusive, non-transferable (except in accordance with Section 15.1 (Assignment)), royalty-free, fully paid-up, sublicensable (to a Subcontractor in accordance with Section 2.3 (Performance through Subcontractors)), license under the Madrigal Arising Technology, solely to the extent necessary to enable Arrowhead to perform its obligations under and in accordance with the terms of this Agreement.
2.8.Third Party In-License Payments.
2.8.1.Prior to the Effective Date. As between the Parties, Arrowhead will be solely responsible for any license fees, milestones, royalties, and other payments, whether accruing prior to, on, or following the Effective Date, under any of the Pre-Existing Third Party Agreements.
2.8.2.After Effective Date.
(a)Product-Specific Third Party Rights. If, in the reasonable opinion of Madrigal, rights under any Patent Rights or Know-How of a Third Party are necessary or reasonably useful for the Exploitation of any of the Licensed Compounds or Licensed Products by Madrigal or any of its Affiliates or any of its or their Sublicensees in any country of the Territory that are not Platform Third Party Rights (“Product-Specific Third Party Rights”), then, as between the Parties, [***].
(b)Platform Third Party Rights.
(i)From and after the Effective Date and continuing during the Term, subject to Madrigal’s rights under Section 12.5.2 (Defense), prior to Arrowhead (or any of its Affiliates) entering into an agreement with respect to any Patent Rights or Know-How of a Third Party that are or is: (A) generally applicable to making, using, or selling RNAi Molecules; (B) not specific to any Licensed Compound, Licensed Product, or other RNAi Molecule Directed To PNPLA3, or any method of manufacture or use thereof; and (C) in the reasonable opinion of Arrowhead is necessary or reasonably useful for the Exploitation of one or more Licensed Compounds or Licensed Products (such Patent Rights or Know-How, a “Platform Third Party Rights” and such agreement, a “Platform Third Party Agreement”), Arrowhead will provide written notice to Madrigal of Arrowhead’s (or its Affiliate’s) intent to enter into such proposed Platform Third Party Agreement, along with reasonably detailed information regarding the proposed financial terms, as well as any other material terms applicable to sublicensees under such proposed Platform Third Party Agreement and the relevant Patent Rights or Know-How owned or otherwise controlled by such Third Party that are proposed to be included as Arrowhead Technology if Madrigal elects to take a sublicense under such proposed Platform Third Party Agreement pursuant to Section 2.8.2(b)(ii) (Platform Third Party Rights). After receipt of such notice from Arrowhead with respect to any Platform Third Party Agreement, Madrigal will have the right to request discussions with Arrowhead, and, if so requested, the Parties will

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promptly meet and discuss such Platform Third Party Rights and Platform Third Party Agreement, including the proposed financial terms and other terms applicable to sublicensees thereunder.
(ii)Arrowhead (or its Affiliate) will use Commercially Reasonable Efforts to obtain sublicensable licenses or other rights under the relevant Platform Third Party Rights pursuant to its corresponding Platform Third Party Agreement that are sufficient to grant Madrigal a license with respect to the Licensed Compounds and Licensed Products on terms substantially consistent with the rights and licenses granted to Madrigal under the Arrowhead Technology pursuant to Section 2.1 (License Grants to Madrigal); provided that, [***]. In no event will Arrowhead enter into any Platform Third Party Agreement under which rights are not sublicensable to Madrigal in a manner that precludes Madrigal from entering into an agreement with the applicable Third Party for a grant of such Platform Third Party Rights to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.
(iii)If Arrowhead (or its Affiliate) is successful in obtaining such sublicensable licenses or other rights under the applicable Platform Third Party Agreement in accordance with Section 2.8.2(b) (Platform Third Party Rights), then (A) Madrigal will have the right, by delivery of written notice to Arrowhead, to elect to take a sublicense under such relevant Patent Rights or Know-How in-licensed by Arrowhead (or its Affiliate) under such Platform Third Party Agreement, and (B) if Madrigal makes such election, (1) [***], and (2) Madrigal agrees to comply, and will cause its Affiliates and its and their Sublicensees to comply, with any applicable obligations under such Platform Third Party Agreement that apply to Madrigal (or its Affiliates or its or their Sublicensees) as sublicensees thereunder and of which Madrigal was informed by Arrowhead in writing prior to such election by Madrigal pursuant to this Section 2.8.2(b)(iii) (Platform Third Party Rights), including [***]. If Madrigal fails to deliver such written notice to Arrowhead or otherwise declines such a sublicense, then the Platform Third Party Right subject to such Platform Third Party Agreement will not be included within the Arrowhead Technology or in any of the licenses and other rights granted to Madrigal and its Affiliates and its and their Sublicensees under this Agreement.
(iv)Nothing in this Section 2.8.2(b) (Platform Third Party Rights) restricts Madrigal’s right to obtain any license or other rights in or to any Platform Third Party Right directly from any Third Party that owns or otherwise controls any Platform Third Party Right.
2.9.Exclusivity.
2.9.1.Exclusivity Covenants. Subject to Section 2.9.2 (Arrowhead Change of Control), [***] (the “Exclusivity Period”), Arrowhead will not, and will ensure that its Affiliates do not, independently or for or with any Third Party, Develop or Commercialize in the Territory any compound or product that is Directed To PNPLA3 as a primary mechanism of action [***] (such compound or product, a “Competing Product” and such activities, the “Competitive Activities”), except in accordance with Section 13.6.2 (Exclusivity).
2.9.2.Arrowhead Change of Control. If, during the Exclusivity Period, Arrowhead undergoes a Change of Control and [***].

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2.9.3.Acquired Business Exception. Notwithstanding the restrictions set forth in Section 2.9.1 (Exclusivity Covenants), if, during the Exclusivity Period, [***]:
(a)Arrowhead may elect to [***]; or
(b)Arrowhead may elect to [***].
3.DEVELOPMENT
3.1.Madrigal Development and Medical Affairs Activities. Madrigal will have sole control over and decision-making authority, at its sole cost and expense, for the Development of, and performance of Medical Affairs for, all Licensed Compounds and Licensed Products in the Field in the Territory.
3.2.Technology Transfer Working Group; Technology Transfer; Assistance.
3.2.1.Technology Transfer Working Group. Following the Effective Date, the Parties, through the JTC, will establish a technology transfer working group (the “Technology Transfer Working Group”) to oversee and coordinate the implementation of the Technology Transfer Plan. The Technology Transfer Working Group will have no responsibility or decision-making authority except as expressly provided in this Section 3.2 (Technology Transfer Working Group; Technology Transfer; Assistance) or otherwise expressly agreed by the Parties in writing.
3.2.2.Technology Transfer. Arrowhead, at its cost and expense, will, and will cause its Affiliates to, transfer, disclose, and make available to Madrigal (or its designee) the Arrowhead Know-How listed on Schedule 3.2.2 (excluding all Arrowhead Manufacturing Know-How that is not listed therein, which will be provided to Madrigal in accordance with Section 5.4.2 (Manufacturing Technology Transfer)) in accordance with Schedule 3.2.2 (Initial Technology Transfer Plan) (the “Technology Transfer Plan”). Either Party, through the Technology Transfer Working Group, may propose amendments to the Technology Transfer Plan for the Technology Transfer Working Group to submit such draft amendments to the JTC to review, discuss and determine whether to approve. In addition, for a period of [***] following the date on which the last transfer provided for under the Technology Transfer Plan was completed, Madrigal may request from Arrowhead, and Arrowhead will transfer to Madrigal, any Arrowhead Know-How that (a) should have been included in such Technology Transfer Plan and erroneously was omitted therefrom, or (b) was specified in Technology Transfer Plan and erroneously was not transferred pursuant thereto. For clarity, Arrowhead will not be required to create any documentation or data that does not already exist as of the date the Technology Transfer Plan has been agreed to, or as of the date of any such request by Madrigal for any such additional Arrowhead Know-How.
3.2.3.Assistance. Upon Madrigal’s reasonable request and for a reasonable period following the Effective Date, Arrowhead will provide Madrigal with such assistance as is reasonably necessary in connection with the Arrowhead Know-How being transferred, provided that [***].
3.3. [***].
3.4.Development Reports; Records.
3.4.1.Development Reports. Until the [***], Madrigal will provide Arrowhead with a [***], summarizing the material Development activities conducted by Madrigal and its Affiliates and their respective Sublicensees with respect to the Licensed Compounds and the Licensed Products, [***]. All information in such reports will be deemed Madrigal’s Confidential Information.
3.4.2.Scientific Records. With respect to all Development activities conducted by Madrigal, its Affiliates, and its and their Sublicensees and Subcontractors hereunder for Licensed

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Compounds and Licensed Products in the Field in the Territory, Madrigal will, and will require its Affiliates, and its and their Sublicensees and Subcontractors to, maintain scientific records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and, to the extent applicable, in compliance with GLP, GMP, and GCP with respect to activities intended to be submitted in Regulatory Filings (including INDs), all of which records will fully and accurately reflect all work done and results achieved in the performance of such Development and all Clinical Trials by or on behalf of Madrigal, its Affiliates, and its and their Sublicensees and Subcontractors with respect to Licensed Compounds and Licensed Products under this Agreement.
4.REGULATORY MATTERS
4.1.Regulatory Responsibilities.
4.1.1.Arrowhead’s Transfer of Transferred Regulatory Items; Right of Reference.
(a)Transfer. Promptly after the Effective Date and as described in the Technology Transfer Plan, Arrowhead will take all steps reasonably necessary to assign and transfer to Madrigal the Regulatory Submissions Controlled by Arrowhead or any of its Affiliates with respect to the Licensed Products in the Territory (collectively, the “Transferred Regulatory Items”). The Parties will cooperate in good faith in executing such assignment and transfer, and Arrowhead will provide Madrigal with a copy of all Transferred Regulatory Items, as well as a copy of all material written communications with Regulatory Authorities made in furtherance of such assignment and transfer, to the extent not already transferred under Section 3.2.2 (Technology Transfer). In addition, as described in the Technology Transfer Plan, Arrowhead will transfer to Madrigal the global safety database for ARO-PNPLA3; provided that, notwithstanding such transfer and as may be applicable, each Party will provide to the other Party such information from such safety database as either Party may reasonably require to satisfy such Party’s obligations under applicable Laws.
(b)Right of Reference. If Arrowhead has not transferred any Regulatory Submissions in accordance with Section 4.1.1(a) (Transfer), then, solely until such Transferred Regulatory Items are assigned to Madrigal, Arrowhead, on behalf of itself and its Affiliates, hereby grants to Madrigal, its Affiliates, and its Sublicensees (without any further action required on the part of Arrowhead and its Affiliates, whose authorization to file this consent with any Regulatory Authority of the Territory is hereby granted effective as of the Effective Date), a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any successor rule), and corresponding rights under the foreign equivalents of 21 C.F.R. § 314.3(b) in the applicable countries in the Territory, to, and a right to copy, access, reference, and otherwise use (at Madrigal’s cost and expense), any Regulatory Filings and other material Regulatory Submissions with respect to the Licensed Products in the Territory not assigned to Madrigal in accordance with Section 4.1.1(a) (Transfer). Arrowhead will (i) provide to Madrigal a signed statement to the effect of the foregoing in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor rule or foreign equivalent) and will take, at Madrigal’s cost and expense, such additional actions as may be reasonably requested by Madrigal to give effect to the intent of this Section 4.1.1(b) (Right of Reference) and (ii) provide Madrigal with any underlying raw data or information submitted by Arrowhead or any of its Affiliates to a Regulatory Authority with respect to any such Regulatory Filings and other material Regulatory Submissions with respect to a Licensed Product.

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4.1.2.Madrigal Regulatory Responsibilities. From and after completion of the assignment and transfer contemplated by Section 4.1.1(a) (Transfer), (a) Madrigal (itself or through its Affiliate or Sublicensee) will have sole control over, and decision-making authority with respect to, all regulatory matters in the Territory relating to the Licensed Products, will own and maintain all INDs, clinical trial applications, MAAs, Regulatory Approvals, Regulatory Filings, and other Regulatory Submissions in the Territory with respect to the Licensed Products (in each case, as applicable), and will be responsible, and act as the sole point of contact, for communications with all Regulatory Authorities in the Territory relating to the Licensed Products; (b) Madrigal (itself or through any of its Affiliates or Sublicensees) will have sole control over, and decision-making authority with respect to, preparing, filing, and maintaining all INDs, MAAs, Regulatory Approvals, Regulatory Filings, and other Regulatory Submissions in the Territory for the Licensed Products, and [***], Arrowhead will provide [***] for such INDs, MAAs, Regulatory Approvals, Regulatory Filings, and other Regulatory Submissions [***]; and (c) Madrigal will be responsible, and act as the sole point of contact, for all meetings with all applicable Regulatory Authorities in the Territory related to the Licensed Products.
4.2.Costs of Regulatory Affairs. Madrigal will be solely responsible for all costs and expenses incurred by or on behalf of Madrigal or its Affiliates associated with preparing, filing, obtaining, and maintaining Regulatory Approvals in the Territory for the Licensed Products.
4.3.Pharmacovigilance Agreement. As soon as reasonably practicable following the Effective Date but in no event later than [***] after the Effective Date, the Parties will use good faith efforts to negotiate and execute a pharmacovigilance agreement, on reasonable and customary terms that may provide for, among other things: [***] (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement will contain terms no less stringent than those required by Good Pharmacovigilance Practices (GVP), ICH, or other applicable guidelines in order to allow the Parties to meet the applicable regulatory and legal requirements regarding the management of safety data. Pending entry into such Pharmacovigilance Agreement, the Parties will, within [***] following the Effective Date, [***].
4.4.No Regulatory Actions. Without Madrigal’s prior written consent, Arrowhead will not communicate with any Regulatory Authority in the Territory regarding any Licensed Compound or Licensed Product unless so ordered by such Regulatory Authority, in which case Arrowhead in advance of any response thereto will promptly notify Madrigal of such order and the Parties will work together in good faith regarding the contents of any potential response, provided that nothing in this clause (a) will prohibit Arrowhead from responding solely to the extent required by applicable Law, and (b) Arrowhead will not submit any Regulatory Submissions to any Regulatory Authority in the Territory (other than as necessary to perform Arrowhead’s obligations in accordance with Section 4.1.1 (Arrowhead’s Transfer of Transferred Regulatory Items; Right of Reference)) and will not seek Regulatory Approvals for the Licensed Products in the Territory.
4.5.Regulatory Audits and Inspections. With respect to any inspection of Arrowhead or any of its Affiliates, (sub)licensees, or subcontractors by any Governmental Authority relating to any Licensed Compound or Licensed Product, Arrowhead will notify Madrigal in writing of such inspection (a) no later than [***] after Arrowhead receives notice of such inspection (or in any event with as much advanced notice as is possible prior to such inspection if Arrowhead receives notice thereof less than [***] in advance of the applicable inspection) or (b) within [***] after the completion of any such inspection of which Arrowhead did not receive prior notice. Arrowhead will [***] provide Madrigal [***]. Following any such regulatory inspection related to one or more Licensed Compounds or Licensed Products, Arrowhead will provide Madrigal [***] to the extent related to a Licensed Compound or Licensed Product within [***] after Arrowhead receives such findings, notice, or report, provided that Arrowhead may reasonably redact any such findings, notice, or report provided by the applicable Governmental Authority in respect of matter not relating to a Licensed Compound or Licensed Product.

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5.MANUFACTURING
5.1.Quality Agreement. Promptly following the Effective Date, the Parties will negotiate and enter into a quality agreement that outlines the operational responsibilities of each Party with respect to quality assurance and quality control of the Licensed Compounds or Licensed Products supplied under this Agreement on customary and reasonable terms (the “Quality Agreement”).
5.2.Transfer of ARO-PNPLA3 Remaining Inventory. Promptly following the Parties’ entry into the Quality Agreement pursuant to Section 5.1 (Quality Agreement) and as described in the Technology Transfer Plan and consistent with the terms of the Quality Agreement, Arrowhead will deliver, or have delivered, to Madrigal, [***] any and all remaining inventory of ARO-PNPLA3 that is in Arrowhead’s possession as of the Effective Date (the “Existing Inventory”).
5.3.Additional Supply of Licensed Product. Upon Madrigal’s written request, Arrowhead (through its CMO) will Manufacture and supply to Madrigal [***] in compliance with the terms of the Quality Agreement, all specifications, and applicable Law, to be charged to Madrigal at [***].
5.4.Manufacturing Transfer Working Group; Manufacturing Technology Transfer.
5.4.1.Manufacturing Transfer Working Group. [***], Madrigal may request in writing the transfer from Arrowhead or Arrowhead’s CMO to Madrigal or, (with Arrowhead’s prior written consent (not to be unreasonably withheld, conditioned or delayed)) a CMO designated by Madrigal (each, an “Approved Madrigal CMO”), [***] (the “Arrowhead Manufacturing Know-How”). [***], (i) the Parties will establish a manufacturing transfer working group (the “Manufacturing Transfer Working Group”), and (ii) promptly following its formation, the Manufacturing Transfer Working Group will prepare, and submit to the JTC to review, discuss, and determine whether to approve, a written Manufacturing technology transfer plan that provides for (a) Arrowhead or Arrowhead’s Third Party CMO transferring [***], and (b) Arrowhead making available its technical Personnel on a reasonable basis and as more specifically specified therein to consult with Madrigal with respect to such transferred Arrowhead Manufacturing Know-How (such plan, the “Manufacturing Technology Transfer Plan”). The Manufacturing Transfer Working Group will oversee and coordinate the implementation of the Manufacturing Technology Transfer Plan, and will have no responsibility or decision-making authority except as expressly provided in this Section 5.4 (Manufacturing Transfer Working Group; Manufacturing Technology Transfer) or otherwise expressly agreed by the Parties in writing.
5.4.2.Manufacturing Technology Transfer. Pursuant to the timelines set forth in the Manufacturing Technology Transfer Plan that is agreed to by the Parties, and in any event no later than [***] thereafter, through the Manufacturing Transfer Working Group, Arrowhead will work with Madrigal to complete the transfer of the Arrowhead Manufacturing Know-How, and the other activities set forth in the Manufacturing Technology Transfer Plan. At all times, [***]. Arrowhead will provide [***]; thereafter, [***]. The Parties will cooperate in good faith to complete the transfer of all Arrowhead Manufacturing Know-How from Arrowhead to Madrigal (or its designee) within [***] after the Parties finalize the Manufacturing Technology Transfer Plan, or otherwise in accordance with the schedule in such Manufacturing Technology Transfer Plan. Any additional assistance to be provided by Arrowhead in connection with Arrowhead Know-How that has been transferred pursuant to a completed Manufacturing Technology Transfer Plan may be requested by Madrigal and provided by Arrowhead pursuant to a separate written agreement between the Parties providing for reasonable compensation to be paid to Arrowhead for providing such additional assistance.
6.COMMERCIALIZATION
6.1.Commercialization of Licensed Products. Madrigal will have sole control over and decision-making authority, at its sole cost and expense, for all Commercialization activities for the Licensed Products in the Territory.

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6.2.Recalls, Market Withdrawals, or Corrective Actions. During the period commencing on the Effective Date and expiring upon the date that Arrowhead is not Manufacturing and supplying Licensed Products to Madrigal in accordance with Article 5 (Manufacturing), (a) each Party will use reasonable efforts to notify the other Party promptly, but in no event later than [***], following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Territory and will include in such notice the reasoning behind such determination, and (b) Madrigal will have the sole right to make the final determination as to whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory; provided that prior to the implementation of such a recall, market suspension, or market withdrawal, to the extent practical, Madrigal will consult with Arrowhead and will consider Arrowhead’s comments in good faith. Except as otherwise set forth in the applicable supply agreement and its corresponding quality agreement, Madrigal will be solely responsible for the execution and all costs and expenses of all recalls, market suspensions, or market withdrawals of one or more Licensed Products, and, at Madrigal’s cost and expense, Arrowhead will reasonably cooperate in all such efforts.
7.GOVERNANCE
7.1.Alliance Managers. Promptly following the Effective Date, each Party will designate (and notify the other Party of the identity of) an individual to facilitate communication and coordination of the Parties’ activities under this Agreement (each, an “Alliance Manager”). For clarity, an Alliance Manager will not be a representative of its respective Party on any committee, and will have no voting right on any committee, unless otherwise agreed in writing by the Parties. Each Party may replace its Alliance Manager by written notice to the other Party.
7.2.Joint Transition Committee.
7.2.1.Formation. Within [***] after the Effective Date, the Parties will establish a committee (the “Joint Transition Committee” or “JTC”), composed of [***] members of each Party, to provide strategic oversight for the conduct of the activities set forth in the Technology Transfer Plan to effect the transition from Arrowhead to Madrigal of all information, Development, Existing Inventory, and (if elected by Madrigal pursuant to Section 5.4.2 (Manufacturing Technology Transfer)) Manufacturing responsibility for the Licensed Compounds and Licensed Products in the Territory, and the performance of the Technology Transfer Plan and Manufacturing Technology Transfer Plan. The JTC in particular will:
(a)until completion, oversee and monitor the transfer to Madrigal or its designee of the Arrowhead Know-How in accordance with the Technology Transfer Plan and Section 3.2.2 (Technology Transfer) (other than the Arrowhead Manufacturing Know-How that is not listed in the Technology Transfer Plan, which will be provided to Madrigal in accordance with Section 5.4.2 (Manufacturing Technology Transfer));
(b)until completion of performance thereunder, review, discuss, and determine whether to approve an amendment to the Technology Transfer Plan, as set forth in Section 3.2.2 (Technology Transfer);
(c)until completion, oversee and monitor the process for the (i) assignment to Madrigal of the Regulatory Filings and other material Regulatory Submissions for the Licensed Products, and (ii) transfer to Madrigal or its designee of the safety database for ARO-PNPLA3, each of the foregoing in accordance with Section 4.1.1(a) (Transfer);
(d)review, discuss, and determine whether to approve the Manufacturing Technology Transfer Plan or any updates thereto as set forth in Section 5.4.1 (Manufacturing Transfer Working Group);

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(e)until completion, oversee and monitor the transfer to Madrigal or an Approved Madrigal CMO of the Arrowhead Manufacturing Know-How in accordance with the Manufacturing Technology Transfer Plan and Section 5.4.2 (Manufacturing Technology Transfer);
(f)review, discuss, and determine whether to approve matters referred to it by the Technology Transfer Working Group or Manufacturing Transfer Working Group; and
(g)perform such other functions as expressly set forth in this Agreement or allocated to it by the written agreement of the Parties.
7.2.2.Members. Each JTC member will have appropriate knowledge and expertise and sufficient seniority within the applicable Party to discuss issues within the scope of the JTC’s responsibilities. Each Party may replace its JTC members upon written notice to the other Party, but each Party will use reasonable efforts to maintain continuity in the representation of JTC members. Arrowhead will appoint the chairperson of the JTC. The chairperson will oversee preparation and circulation of agendas to JTC members at least [***] before each JTC meeting and will direct the preparation of reasonably detailed minutes for each JTC meeting, which will be circulated to JTC members for review within [***] after such meeting. Each JTC member will have [***] from receipt in which to comment on and approve or provide comments to the minutes (such approval not to be unreasonably withheld, conditioned, or delayed). If a JTC member does not, within such time period, so notify the chairperson that he or she does not approve of the minutes, the minutes will be deemed to have been approved by such member. The initial members of the JTC will be determined by the Parties within [***] after the Effective Date.
7.2.3.Meetings. The JTC will hold meetings at such times as it elects to do so. Meetings may be by telephone, video conference, or in person. The first JTC meeting will be held promptly after the JTC’s formation, but in any event no later than [***] after the Effective Date. Any in-person meetings of the JTC will be held at locations alternately selected by the Parties. Each Party will be responsible for the expenses of its respective JTC members in any JTC meeting. No action taken at any meeting of the JTC will be effective unless at least one member of each Party is participating. In addition, upon prior written notice to the other Party, either Party may request that a special ad hoc meeting of the JTC be convened for the purpose of resolving disputes or for the purpose of reviewing or making decisions pertaining to material subject matter, the review or resolution of which cannot be reasonably postponed until the following scheduled JTC meeting. Any such ad hoc meeting will be convened at such time as may be agreed by the Parties, but no later than [***] after the notification date of request that such meeting be held.
7.2.4.Non-Member Attendance. Each Party may, from time to time, invite a reasonable number of participants, in addition to its members, to attend the JTC meetings in a non-voting capacity; provided that, if either Party intends to have any Third Party (including any consultant) attend such a meeting, then such Party will provide reasonable prior written notice to the other Party and obtain the other Party’s prior written approval for such Third Party to attend such meeting, which approval will not be unreasonably withheld, conditioned, or delayed. Such Party will ensure that such Third Party is bound by written confidentiality and non-use obligations no less restrictive than those set forth herein.
7.2.5.Decision-Making. All JTC decisions will be made by unanimous vote, with each Party’s members collectively having one vote. If, after reasonable discussion and good faith consideration of each Party’s view on a particular matter, the JTC members cannot reach an agreement as to such matter within [***] (“JTC Review Period”),

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then either Party, by providing written notice to the other Party’s JTC members (such notice, a “JTC Referral Notice”), may refer such issue to the Executive Officers for resolution within [***] after the expiration of the JTC Review Period. If the Executive Officers cannot resolve such matter within [***] after the date of the JTC Referral Notice, then (a) with respect to [***], then either Party will have the right to refer such matter to be determined by the expedited arbitration procedure set forth in Section 14.3 (Expedited Arbitration); and (b) with respect to all other matters, [***].
7.2.6.Discontinuation of the JTC. The activities to be performed by the JTC will solely relate to governance under this Agreement, and are not intended to be, or involve, the delivery of services. The JTC will continue to exist until the latest of (a) [***], (b) [***], and (c) [***]. It is anticipated that each of the items in clauses (a)-(c) will be completed on a different schedule. Upon the completion of any of the items in clauses (a)-(c), such item will no longer be included in the JTC’s responsibilities. Upon the termination of the JTC, the exchange of information under this Agreement will occur through the Alliance Managers (unless otherwise agreed by the Parties), and the Parties will reach decisions directly on matters that are subject to the decision of the JTC.
7.2.7.Limitations on Authority. The JTC will have only such powers as are expressly assigned to it in this Agreement, and such powers will be subject to the terms and conditions of this Agreement. Without limiting the generality of the foregoing, (a) neither the JTC nor a Party exercising its decision-making authority will have the power to amend, interpret or waive compliance with this Agreement, and no decision by the JTC or a Party exercising its decision-making authority may be in contravention of any terms and conditions of this Agreement, and (b) the JTC will have no authority over [***].
8.PAYMENTS
8.1.Upfront Payment. In consideration of the licenses and other rights granted to Madrigal hereunder, Arrowhead will invoice Madrigal on or after the Effective Date and, within [***] following Madrigal’s receipt of a valid invoice, Madrigal will make a one-time, [***], and [***] upfront payment to Arrowhead of $25,000,000 via wire transfer of immediately available funds to a U.S. bank account that has been designated by Arrowhead prior to the Effective Date (the “Upfront Payment”).
8.2.Milestone Payments.
8.2.1.Clinical Milestones. Madrigal will pay to Arrowhead one-time, [***], and [***] milestone payments in accordance with Table 8.2.1 (Clinical Milestones) below (each, a “Clinical Milestone Payment”) upon the first achievement by Madrigal or its Affiliates or its or their Sublicensees, assignees, or transferees of each of the applicable clinical milestone events as set forth in Table 8.2.1 (Clinical Milestones) below (each, a “Clinical Milestone Event”) for [***]. For the avoidance of doubt, if Madrigal or its Affiliates or their respective Sublicensees, assignees, or transferees achieve all Clinical Milestone Events, then the Clinical Milestone Payments payable by Madrigal under this Section 8.2.1 (Clinical Milestones) will be [***].

Table 8.2.1–Clinical Milestones
Clinical Milestone Event	Clinical Milestone Payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]

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[***]
8.2.2.Madrigal (or its assignee or transferee) will notify Arrowhead in writing of the achievement of a Clinical Milestone Event no later than [***] after its achievement thereof or, if achieved by Madrigal’s Affiliate or Sublicensee, after Madrigal becoming aware of the achievement thereof, and pay to Arrowhead the corresponding Clinical Milestone Payment no later than [***] after the achievement of such Clinical Milestone Event.
8.2.3.Regulatory Milestones. Madrigal will pay to Arrowhead one-time, [***], and [***] milestone payments in accordance with Table 8.2.2 (Regulatory Milestones) below (each, a “Regulatory Milestone Payment”) upon the first achievement by Madrigal or its Affiliates or their respective Sublicensees, assignees, or transferees of each of the applicable regulatory milestone events as set forth in Table 8.2.2 (Regulatory Milestones) below (each, a “Regulatory Milestone Event”) for [***]. For the avoidance of doubt, if Madrigal or its Affiliates or their respective Sublicensees, assignees or transferees achieve all Regulatory Milestone Events, then the Regulatory Milestone Payments payable by Madrigal under this Section 8.2.2 (Regulatory Milestones) will be [***].

Table 8.2.2–Regulatory Milestones
Regulatory Milestone Event	Regulatory Milestone Payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]
7. [***]	[***]
8. [***]	[***]

Madrigal (or its assignee or transferee) will notify Arrowhead in writing of the achievement of a Regulatory Milestone Event no later than [***] after its achievement thereof or, if achieved by Madrigal’s Affiliate or Sublicensee, after Madrigal becoming aware of the achievement thereof, and pay to Arrowhead the corresponding Regulatory Milestone Payment no later than [***] after the achievement of such Regulatory Milestone Event.
8.2.4.Sales Milestones. Madrigal will pay to Arrowhead one-time, [***], and [***] milestone payments in accordance with Table 8.2.3 (Sales Milestones) (each, a “Sales Milestone Payment”) upon the first achievement by Madrigal or its Affiliates or their respective Sublicensees, assignees, or transferees of each of the sales milestone events set forth in Table 8.2.3 (Sales Milestones) below (each, a “Sales Milestone Event”) with respect to [***] Net Sales of [***]. For the avoidance of doubt, if Madrigal or its Affiliates or their respective Sublicensees, assignees, or transferees achieve all Sales

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Milestone Events, then the Sales Milestone Payments payable by Madrigal under this Section 8.2.3 (Sales Milestones) will be [***].

Table 8.2.3 –Sales Milestones
Sales Milestone Event	Sales Milestone Payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]

[***].
Madrigal (or its assignee or transferee) will notify Arrowhead in writing of the achievement of a Sales Milestone Event no later than [***] after the end of the Calendar Year in which such Sales Milestone Event is achieved under this Section 8.2.3 (Sales Milestones), and pay to Arrowhead the corresponding Sales Milestone Payment, provided that Arrowhead has previously issued an invoice for such corresponding Sales Milestone Payment. [***]
8.3.Royalties. On a Licensed Product-by-Licensed Product and country-by-country basis, during the Royalty Term for each Licensed Product in each country in the Territory and subject to Section 8.4 (Royalty Reductions), Madrigal will pay to Arrowhead nonrefundable, non-creditable tiered royalty payments in the amount of the applicable royalty rates set forth in Table 8.3 (Royalty Payments) below based on the aggregate Net Sales [***] in the Territory by Madrigal, its Affiliates, or their respective Sublicensees, assignees, or transferees [***] (such payments, “Royalties”). [***].

Table 8.3 – Royalty Payments
Annual Net Sales of [***]	Royalty Rate (% of Annual Net Sales)
The portion of Annual Net Sales of [***] less than [***]	[***]
The portion of Annual Net Sales of [***] greater than or equal to [***] and less than [***]	[***]
The portion of Annual Net Sales of [***] greater than or equal to [***] and less than [***]	[***]
The portion of Annual Net Sales of [***] greater than or equal to [***]	[***]

8.4.Royalty Reductions.
8.4.1.Reduction for No Valid Claim. Subject to Section 8.4.5 (Minimum Floor), on a Licensed Product-by-Licensed Product and country-by-country basis, if, within any time period during the Royalty Term for such Licensed Product in such country, such Licensed Product is not Covered by a Valid Claim of [***], the Net Sales of such Licensed Product in such country used to calculate Royalties due for such Licensed Product in such country in accordance with Section 8.3 (Royalties) will be reduced by [***] during such time period.

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8.4.2.Reduction for Generic Competition. Subject to Section 8.4.5 (Minimum Floor), on a Licensed Product-by-Licensed Product and country-by-country basis, if, during the Royalty Term for such Licensed Product in such country, one or more Generic Products with respect to such Licensed Product is sold in such country in a given Calendar Quarter (the date of such first sale of a given Generic Product, such Generic Product’s “Generic Entry Date”), [***], the Net Sales of such Licensed Product in such country used to calculate Royalties due for such Licensed Product in such country in accordance with Section 8.3 (Royalties) will be reduced by [***].
8.4.3.Third Party Payments. Subject to Section 8.4.5 (Minimum Floor), in the event that, during the Royalty Term for a Licensed Product in a country, Madrigal makes any [***] pursuant to any agreement with a Third Party or any Platform Third Party Agreement as set forth in Section 2.8.2(b)(iii) (Platform Third Party Rights), in each case, under which Madrigal is granted rights (whether by acquisition, license, or sublicense) to [***] in such country owned or otherwise controlled by such Third Party that are [***] for [***] of such Licensed Product in such country, Madrigal may credit [***] of [***].
8.4.4.[***].
8.4.5.Minimum Floor. In no event will the Net Sales of a given Licensed Product in a country used to calculate Royalties due and payable by Madrigal to Arrowhead under Section 8.3 (Royalties) in a given Calendar Quarter for such Licensed Product in such country be reduced to less than [***] of the Net Sales of such Licensed Product in such country in such Calendar Quarter as a result of [***].
8.5.Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Agreement, within [***] after the end of each Calendar Quarter each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] after receipt of the invoice and will pay any disputed amounts owed by such Party within [***] after resolution of the Dispute.
8.6.Payment Terms.
8.6.1.Manner of Payment. All payments to be made between the Parties under this Agreement will be made in Dollars and will be paid by wire transfer in immediately available funds to a bank account designated by the receiving Party; provided that in no event will Madrigal be obligated to make payments under this Agreement to any Affiliate of Arrowhead that is organized in any jurisdiction outside of the U.S. without Madrigal’s prior written consent.
8.6.2.Reports and Royalty Payments. With respect to each Calendar Quarter during which Royalties are due and payable by Madrigal to Arrowhead, within [***] after the end of such Calendar Quarter, Madrigal will submit to Arrowhead a written report including the following information listed by Licensed Product and by country or other jurisdiction of sale in the Territory: [***]. Royalties will be payable on a Calendar Quarter basis and Madrigal will make any such payments within [***] after the end of the Calendar Quarter during which the applicable Net Sales of Licensed Products occurred.
8.6.3.Records and Audits. Each Party will keep, and will cause its Affiliates and its Sublicensees to keep, complete, true, and accurate books and records in accordance with GAAP in relation to this Agreement, including in relation to (a) in the case of Madrigal, all Net Sales, Royalties, and Sales Milestone Payments (the “Madrigal Records”) and (b) in the case of Arrowhead, all costs and expenses incurred in connection with [***] and any other amounts to be reimbursed by Madrigal under this Agreement (the “Arrowhead Records”). Each Party will keep, and will cause its

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Affiliates and its Sublicensees to keep, such books and records until the later of (i) [***] and (ii) [***]. Either Party (the “Auditing Party”) may cause an internationally-recognized independent accounting firm (the “Auditor”) that is reasonably acceptable to the other Party (the “Audited Party”) to inspect the relevant records of the Audited Party and its Affiliates and Sublicensees to verify the payments made under this Agreement and the related reports, statements and books of accounts, as applicable. Before beginning its audit, the Auditor will execute an undertaking reasonably acceptable to the Audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit. The Audited Party and its Affiliates and Sublicensees will make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the Auditing Party. The Auditor will review such records solely to verify the accuracy of (A) in the case of Madrigal, its Affiliate or its Sublicensee as the Audited Party, the Madrigal Records and the payments owed to Arrowhead under the financial terms of this Agreement and (B) in the case of Arrowhead as the Audited Party, the Arrowhead Records and [***]. Each Party will not exercise such inspection right [***]. In addition, the Auditing Party will only be entitled to audit the books and records of the Audited Party, its Affiliates, and its Sublicensees from [***] prior to the Calendar Year in which the Auditing Party notifies the Audited Party of such audit request. Notwithstanding any provision to the contrary in Article 9 (Confidentiality and Publication), the Auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary for the Auditing Party to enforce its rights under this Agreement or to the extent required to comply with any applicable Law, regulation, or judicial order. The Auditor will provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Auditing Party. If the final result of the inspection reveals an undisputed underpayment or overpayment by the Audited Party, then, subject to Section 8.6.5 (Disputed Payments), the underpaid or overpaid amount will be settled promptly. The Auditing Party will pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided, however, that, if the final results of such audit reveal an overpayment or underpayment of more than [***] of the total payments due hereunder for the audited period, then the fees and expenses charged by the Auditor will be paid by the Audited Party.
8.6.4.Currency Exchange. The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement will be the [***] average exchange rate between each currency of origin and Dollars as reported by The Wall Street Journal, East Coast Edition or an equivalent resource as agreed by the Parties.
8.6.5.Disputed Payments. If a dispute arises between the Parties, with each Party acting in good faith, in respect of any part of an invoice, then the disputing Party will notify the other Party promptly in writing with particulars of such dispute and will be entitled to withhold payment of the disputed amount. Each Party will use reasonable efforts to promptly and in good faith resolve the dispute in accordance with Article 14 (Dispute Resolution). Payment of any disputed amounts will be made within [***] following the resolution of such dispute.
8.6.6.Taxes.
(a)Withholding Taxes. The amounts payable pursuant to this Agreement (“Payments”) will not be reduced on account of any Taxes unless required by Law. The Parties acknowledge that no Taxes are expected to be deducted or withheld from the Payments, [***]. If [***] (“Withholding Taxes”), Madrigal will use reasonable efforts to promptly (but no later than [***]) notify Arrowhead in writing of the potential for Withholding Taxes and the basis

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therefor, and use reasonable efforts to cooperate with Arrowhead in good faith so as to reduce or eliminate any potential obligation for such withholding of Taxes to the greatest extent possible, including with respect to obtaining the benefit of any present or future treaty against double Taxation or refund or reduction in such Taxes. Madrigal will deduct and withhold from the Payments any Taxes that it is required by Law to deduct or withhold and will properly remit such Taxes to the appropriate Governmental Authority. Any such amounts deducted or withheld by Madrigal and properly remitted to the appropriate Governmental Authority will be treated as having been paid to Arrowhead (or its permitted assignee, including as a result of a Securitization Transaction) for purposes of this Agreement. Madrigal will provide Arrowhead with reasonable evidence of the proper payment of any withholding Taxes applicable to the Payments, and any receipts or certifications provided by or to a Governmental Authority, when and if available. If Withholding Taxes are paid to a Governmental Authority, then Madrigal will provide reasonable assistance to Arrowhead to obtain a refund of such Withholding Taxes, or obtain a credit with respect to Taxes paid, to the extent that such a refund or credit is available under applicable Law; provided that Madrigal will be reimbursed for any reasonable out of pocket costs and expenses incurred with providing such assistance.
(b)Cooperation. The Parties will use reasonable efforts to provide each other with information required by a Party for the purpose of filing applicable tax returns or reducing or eliminating Withholding Taxes or VAT.
(c)Assignments and Transfers. If a Party that owes a Payment under this Agreement is required by Law to withhold taxes in respect of any Payment, and if such withholding obligation arises as a result of an assignment of this Agreement as permitted under Section 15.1 (Assignment) of this Agreement, a change in tax residency of such Party, or payments arise or are deemed to arise through a branch of such Party, which withholding obligations would not have otherwise arisen absent such action, then any applicable Payments for which the recipient Party is, in the good faith discretion of the recipient Party’s tax counsel or accountants (following reasonable discussions with the paying Party or its representatives), not able to recover or credit such withheld amount in the taxable year of such payment or the immediately succeeding year will be increased to take into account such Withholding Taxes as may be necessary so that, after making all required Tax withholdings and deductions (including Tax withholdings and deductions on amounts payable under this Section 8.6.6 (Taxes)), the payee receives an amount equal to the sum it would have received had no such increased withholding been made.
(d)VAT. All amounts expressed to be payable pursuant to this Agreement by Madrigal to Arrowhead which (in whole or in part) constitute the consideration for any supply for the purposes of any value-added, sales, use, excise or similar Tax (“VAT”) are deemed to be exclusive of any VAT that is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply for VAT purposes made by Arrowhead to Madrigal pursuant to this Agreement and Arrowhead is required to account to the relevant tax authority for the VAT, Madrigal will pay to Arrowhead (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (upon Arrowhead’s provision of an appropriate VAT invoice to Madrigal).
(e)Tax Forms. Arrowhead will have delivered to Madrigal a valid, properly completed, duly executed applicable Internal Revenue Service Form W-9.

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8.6.7.Blocked Payments. If, by reason of Law in any country, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, any payment owed to the other Party hereunder, then such Party will (a) promptly notify the other Party of the conditions preventing such transfer and (b) deposit such payment in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***], in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party.
8.6.8.Interest Due. If a Party does not receive payment of any sum due to it on or before the due date, simple interest will thereafter accrue on the sum due to such Party until the date of payment at the per annum rate equal [***].
9.CONFIDENTIALITY AND PUBLICATION
9.1.Confidential Information. The existence and terms of this Agreement are the Confidential Information of each Party, and each Party will be deemed a Receiving Party with respect thereto. (a) Unpublished patent applications within the Licensed Product-Specific Patent Rights and Arrowhead Know-How that is specific to the composition of matter, form, formulation, or a method of treatment with, or use or Manufacture of a Licensed Compound or a Licensed Product (“Product-Specific Know-How”), in each case, will be the Confidential Information of both Parties; (b) except as set forth in clause (a) or clause (e) of this Section 9.1 (Confidential Information), all Arrowhead Know-How that is neither Product-Specific Know-How nor Joint Arising Know-How will be the Confidential Information of Arrowhead; (c) except as set forth in clause (e) of this Section 9.1 (Confidential Information), all Madrigal Arising Know-How and all reports delivered by Madrigal to Arrowhead hereunder, in each case, will be the Confidential Information of Madrigal; (d) all Know-How within the Joint Arising Know-How will be the Confidential Information of both Parties, regardless of which Party initially generated or disclosed the relevant Joint Arising Know-How to the other Party in connection with this Agreement; and (e) all information exchanged between the Parties regarding the Prosecution and Maintenance, defense, and enforcement of the Patent Rights under Article 12 (Intellectual Property) will be the Confidential Information of both Parties. All information disclosed by a Party pursuant to the Confidentiality Agreement is deemed the Confidential Information of such Party pursuant to this Agreement.
9.2.Non-Disclosure and Non-Use Obligation. Except as otherwise expressly set forth in this Article 9 (Confidentiality and Publication), the Receiving Party will, during the Term and for a period of [***] thereafter, keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own Confidential Information (but in no event less than a reasonable degree of care) and will not (a) disclose such Confidential Information to any Person without the prior written approval of the Disclosing Party, except, solely to the extent necessary to exercise its rights or perform its obligations under this Agreement, to its employees, Affiliates, Sublicensees, Subcontractors, consultants or agents who have a need to know such Confidential Information, all of whom will be similarly bound by confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement and for whom the Disclosing Party will be responsible, or (b) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement. The Receiving Party will cause the foregoing Persons to comply with the restrictions on use and disclosure set forth in this Section 9.2 (Non-Disclosure and Non-Use Obligation) and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 9 (Confidentiality and Publication). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.
9.3.Exemptions. Information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information: (a) is already in the possession of the Receiving Party at the time of its receipt from the Disclosing Party and not through a prior disclosure by or on behalf of the

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Disclosing Party; (b) is generally available to the public before its receipt from the Disclosing Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or disclosees in breach of this Agreement, including pursuant to Section 9.8 (Publications); (d) is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or (e) other than any Arising Know-How, is developed independently by employees, Subcontractors, consultants, or agents of the Receiving Party or any of its Affiliates without use of or reliance upon the Disclosing Party’s Confidential Information. No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party. Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is encompassed by more general information in the public domain or in the possession of the Receiving Party.
9.4.Permitted Disclosures. In addition to the exceptions contained in Section 9.2 (Non-Disclosure and Non-Use Obligation), the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent (and solely to the extent) that such disclosure is reasonably necessary in the following instances:
9.4.1.(a) the Prosecution and Maintenance of Patent Rights as contemplated under Article 12 (Intellectual Property); or (b) Regulatory Submissions and other filings with Governmental Authorities (including Regulatory Authorities) for the Exploitation of Licensed Products in accordance with this Agreement; provided that the Receiving Party will take all reasonable measures to ensure the confidential treatment of such Confidential Information to the extent permitted under applicable Law;
9.4.2.to actual or bona fide potential [***], solely for the purpose of evaluating or carrying out an actual or potential [***]; provided that, in each such case, (a) such Persons are bound by obligations of confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure, (b) any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed, and (c) that the term of such confidentiality obligation must be consistent with industry standards;
9.4.3.if required by Law, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange, in which case the terms of such disclosures will be governed by Section 9.5 (Confidential Treatment); provided that the Party seeking to disclose the Confidential Information of the other Party: (a) uses reasonable efforts to inform the other Party prior to making any such disclosures and reasonably cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction), and (b) whenever possible, requests confidential treatment of such information in accordance with Section 9.5 (Confidential Treatment);
9.4.4.to prosecute or defend litigation so long as there is [***] prior written notice given by the Receiving Party before filing, and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; provided that the Party seeking to disclose the Confidential Information of the other Party: (a) uses reasonable efforts to inform the other Party prior to making any such disclosures and reasonably cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction), and (b) whenever possible, requests confidential treatment of such information in accordance with Section 9.5 (Confidential Treatment); and

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9.4.5.to any Third Party to the extent a Party is required to do so pursuant to the terms and conditions of an in-license agreement with such Third Party relating to the intellectual property rights sublicensed to the other Party hereunder, provided that any such Third Party receiving Confidential Information is bound by obligations of confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure.
If and whenever any Confidential Information is disclosed in accordance with this Section 9.4 (Permitted Disclosures), such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).
9.5.Confidential Treatment. To the extent allowed by applicable Law, each Party will promptly inform the other Party of the disclosure that is being sought (and to the extent possible, as early as possible and at least [***] notice) in order to provide the other Party an opportunity to challenge or limit the disclosure and will reasonably cooperate with the other Party to do so. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with certain terms of this Article 9 (Confidentiality and Publication), then the Receiving Party will furnish only that portion of Confidential Information that the Receiving Party is advised by counsel is legally required to be disclosed. Notwithstanding Section 9.2 (Non-Disclosure and Non-Use Obligation), Confidential Information that is permitted or required to be disclosed will remain otherwise subject to the confidentiality and non-use provisions of Section 9.2 (Non-Disclosure and Non-Use Obligation). Notwithstanding the foregoing, if either Party concludes based on the reasonable opinion of counsel that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such Party will, within a reasonable time prior to any such filing (and to the extent possible at least [***] prior to any such filing), provide the other Party with a copy of this Agreement showing any provisions hereof as to which such Party proposes to request confidential treatment, and the Parties will coordinate with each other and will use good faith efforts to agree on the redaction of certain provisions of this Agreement (together with all exhibits and schedules) before filing such copy of this Agreement, provided that notwithstanding the foregoing, the filing Party will retain final decision-making authority over the redactions to be made in its filed copy of this Agreement.
9.6.Relationship to Confidentiality Agreement. This Agreement supersedes the Confidentiality Agreement; provided, however, that all “Confidential Information” disclosed or received by the Parties and their Affiliates thereunder will be deemed the Confidential Information of the originally Disclosing Party hereunder and will be subject to the terms and conditions of this Agreement.
9.7.Use of Name and Logo. Subject to Section 9.8.2 (Announcements), neither Arrowhead nor Madrigal will use the other Party’s or its Affiliates’ name or logo in any label, press release, or product advertising, or for any other promotional purpose, without first obtaining the other Party’s written consent.
9.8.Publications.
9.8.1.Coordination. During the Term, Arrowhead and Madrigal will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed; provided that, without limitation of Arrowhead’s rights under Section 9.8.3 (Publication Rights), Madrigal will have no obligation to consult with Arrowhead with respect to public announcement or publications concerning Madrigal’s Exploitation of any Licensed Product that does not reference Arrowhead or disclose any of Arrowhead’s Confidential Information or the Arrowhead Platform.
9.8.2.Announcements. Except as may be expressly permitted under Section 9.8.1 (Coordination), Section 9.8.3 (Publication Rights), or Section 9.4 (Permitted Disclosures), during the Term, neither Party will make any public announcement that

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includes the financial terms of this Agreement without the prior written approval of the other Party, except for either Party’s references to the other as the licensor or licensee (as applicable) or a collaboration partner under this Agreement. On or following the Effective Date, each of Madrigal and Arrowhead may issue a press release in substantially the form set forth on, respectively, Schedule 9.8.2-A (Madrigal Press Release) and Schedule 9.8.2-B (Arrowhead Press Release). After the issuance of such press release or other permitted public disclosure by a Party, either Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein.
9.8.3.Publication Rights. During the Term, Madrigal may, in its sole discretion, publish any academic, scientific, medical, or business publication related to one or more Licensed Compounds or Licensed Products, including results of all Clinical Trials and other Development activities conducted with respect to any Licensed Compound or Licensed Product, provided that no publication will include any Confidential Information of Arrowhead or any discussion of the Arrowhead Platform, other than the Product-Specific Know-How, without Arrowhead’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. Arrowhead will have no such right to publish the results of Clinical Trials or other Development activities conducted with respect to any Licensed Compound or Licensed Product. Madrigal will provide Arrowhead with a copy of each such publication or presentation within [***] after Arrowhead’s written request for such copy (if not previously provided). Without limiting the foregoing, Madrigal will acknowledge the contributions of Arrowhead and the employees of Arrowhead in any such publication or presentation, in accordance with standard academic practice regarding authorship of scientific publications.
10.REPRESENTATIONS, WARRANTIES AND COVENANTS
10.1.Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date that:
10.1.1.such Party is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation or formation;
10.1.2.such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement;
10.1.3.all requisite corporate action on the part of such Party and its directors and stockholders required by Law for the authorization, execution, and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken;
10.1.4.the execution, delivery, and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and will not: (a) violate any provision of Law or any ruling, writ, injunction, order, permit, judgment, or decree of any Governmental Authority; (b) constitute a breach of, or default under (or an event that, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which such Party or any of its assets are bound; or (c) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws, or similar documents);
10.1.5.such Party has not entered into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would prevent it from granting the rights granted to the other Party under

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this Agreement, or that would otherwise conflict with or adversely affect the other Party’s rights under this Agreement;
10.1.6.no consent, approval, authorization, or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by such Party in connection with the authorization, execution, and delivery by such Party of this Agreement; and
10.1.7.this Agreement has been duly executed and delivered on behalf of such Party and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity.
10.2.Additional Representations and Warranties by Arrowhead. Arrowhead represents and warrants to Madrigal, except as set forth on Schedule 10.2 (Exceptions to the Representations and Warranties by Arrowhead), as of the Effective Date:
10.2.1.Arrowhead Patent Rights. (a) Schedule 1.104 (Licensed Product-Specific Patent Rights) and Schedule 1.26 (Arrowhead Platform Patent Rights) set forth a complete and accurate list of all Arrowhead Patent Rights issued or pending as of the Effective Date and specifies the owner of such Patent Rights, and, with respect to in-licensed Patent Rights, whether such Patent Rights are licensed exclusively or non-exclusively, and (b) the Arrowhead Patent Rights existing as of the Effective Date constitute all of the Patent Rights owned or in-licensed by Arrowhead or any of its Affiliates as of such date that are necessary or reasonably useful for the Development, Manufacture, Commercialization, or other Exploitation, each as contemplated by Arrowhead or any of its Affiliates as of the Effective Date, of ARO-PNPLA3 as it exists as of the Effective Date in the Field in the Territory. [***].
10.2.2.Licensed Compounds. The Licensed Compounds include all compounds and products owned or in-licensed by Arrowhead or any of its Affiliates as of the Effective Date that are Directed To PNPLA3.
10.2.3.Arrowhead Technology. Arrowhead has (a) legal or beneficial title and sole ownership of, or a non-exclusive or exclusive right to use, all Arrowhead Technology existing as of the Effective Date, except as set forth on Schedule 10.2.3 (Arrowhead Technology), free and clear of all mortgages, pledges, liens, encumbrances, security interests, or claims of any kind, including claims by any Governmental Authority or academic or non-profit institution; and (b) authority to grant to Madrigal and its Affiliates the licenses set forth in Section 2.1 (License Grants to Madrigal) under the Arrowhead Technology. [***].
10.2.4.No Conflicts. Except as set forth in Schedule 10.2.4 (No Conflicts), Arrowhead has not previously assigned, transferred, conveyed, or granted any license or other rights under the Arrowhead Technology that would conflict with or limit the scope of any of the rights or licenses granted to Madrigal hereunder.
10.2.5.Ownership of Arrowhead Technology. With respect to all Arrowhead Technology existing as of the Effective Date that is owned or purported to be owned by Arrowhead (a) Arrowhead and its Affiliates have obtained from all employees and independent contractors who participated in the invention or authorship thereof, assignments of all ownership rights of such employees and independent contractors in such Arrowhead Technology, either pursuant to written agreement or by operation of Law; (b) all of Arrowhead’s and its Affiliates’ employees, officers, contractors, and consultants have executed agreements or have existing obligations under Law requiring assignment to Arrowhead or its Affiliate, as applicable, of all rights, title, and interests in and to their inventions made during the course of and as the result of this Agreement; and (c) no officer or employee of Arrowhead or any of its Affiliates is subject to any agreement

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with any other Third Party that requires such officer or employee to assign any interest in any Arrowhead Technology to such Third Party.
10.2.6.Prosecution of Arrowhead Patent Rights. The owned-Arrowhead Patent Rights, the in-licensed Arrowhead Patent Rights for which Arrowhead controls prosecution, and, to Arrowhead’s knowledge, the in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution, in each case, existing as of the Effective Date, as applicable, are being diligently prosecuted in the respective patent offices in accordance with Law, and Arrowhead and its Affiliates have presented all references, documents, or information for which it and the inventors had a duty to disclose under Law, including 37 C.F.R. § 1.56 or its foreign equivalent, to the relevant patent examiners at the relevant patent offices for each such Arrowhead Patent Right.
10.2.7.Validity and Enforceability. With respect to owned Arrowhead Patent Rights, the in-licensed Arrowhead Patent Rights for which Arrowhead controls prosecution, and, to Arrowhead’s knowledge, the in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution, in each case, existing as of the Effective Date, there is no opposition, nullity action, interference, inter partes reexamination, inter partes review, post-grant review, derivation proceeding, or other proceeding pending or, to Arrowhead’s knowledge, threatened in writing (but excluding office actions or similar communications issued by the United States Patent and Trademark Office or any analogous foreign Governmental Authority (collectively, “Patent Offices”) in the ordinary course of Prosecution and Maintenance of any patent application) that challenge the ownership, scope, duration, validity, enforceability, or priority of any such Arrowhead Patent Right owned or purported to be owned by Arrowhead. To Arrowhead’s knowledge, the Arrowhead Patent Rights that have issued are subsisting, valid, and enforceable, and Arrowhead does not have knowledge of any fact or circumstance that would cause Arrowhead to reasonably conclude that any issued Arrowhead Patent Right is, or will be upon issuance, invalid, or unenforceable.
10.2.8.Inventorship. Inventorship of each owned Arrowhead Patent Right and, to Arrowhead’s knowledge, each in-licensed Arrowhead Patent Right, in each case, existing as of the Effective Date, is properly identified on each patent and patent application. To Arrowhead’s knowledge, there is no dispute with respect to inventorship of any Arrowhead Patent Rights.
10.2.9.Good Standing. All official fees, maintenance fees, and annuities for any pending or issued owned-Arrowhead Patent Rights, in-licensed Arrowhead Patent Rights for which Arrowhead controls prosecution and maintenance, and, to Arrowhead’s knowledge, in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution and maintenance, in each case, existing as of the Effective Date, have been paid when due, and all administrative procedures with Governmental Authorities have been completed for such Arrowhead Patent Rights such that such Patent Rights are subsisting and in good standing.
10.2.10.[***].
10.2.11.[***].
10.2.12.Government Funding. No government funding, facilities of a university, college, or other educational institution or research center was used in the development of any owned-Arrowhead Patent Rights or, to Arrowhead’s knowledge, in-licensed Arrowhead Patent Rights. No Person who was involved in, or who contributed to, the creation or development of any owned-Arrowhead Patent Rights or, to Arrowhead’s knowledge, any in-licensed Arrowhead Patent Rights, has performed services for the government or any university, college, or other educational institution or research

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center in a manner that would affect Arrowhead’s rights in the Arrowhead Patent Rights.
10.2.13.No Claims. There is (a) no claim, judgment, or settlement against or owed by Arrowhead or any of its Affiliates and (b) no pending or, to Arrowhead’s knowledge, threatened claim or litigation, in each case ((a) and (b)), related to the Arrowhead Technology or ARO-PNPLA3.
10.2.14.Notice of Infringement or Misappropriation. Neither Arrowhead nor any of its Affiliates have received any written notice or written threat from any Third Party asserting or alleging that any Development, Manufacture, Commercialization, or other Exploitation, each as contemplated by Arrowhead or any of its Affiliates prior to the Effective Date, of ARO-PNPLA3 as it exists as of the Effective Date, infringed, misappropriated, or otherwise violated any valid and enforceable Patent Right or Know-How of a Third Party. [***].
10.2.15.Third Party Technology. To Arrowhead’s knowledge, the Development, Manufacture, Commercialization, and other Exploitation, each as contemplated by Arrowhead or any of its Affiliates of ARO-PNPLA3 as it exists as of the Effective Date, in the Field in the Territory does not infringe, misappropriate, or otherwise violate any valid and enforceable Patent Right or Know-How of any Third Party.
10.2.16.Third Party Infringement. To Arrowhead’s knowledge, no Third Party is infringing, misappropriating, or otherwise violating, or threatening to infringe, misappropriate, or otherwise violate, the Arrowhead Technology.
10.2.17.Confidentiality of Trade Secrets. Arrowhead and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all Arrowhead Know-How that constitutes trade secrets under Law (including requiring all employees, consultants, and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Arrowhead Know-How).
10.2.18.Third Party Agreements. Except for the Pre-Existing Third Party Agreements, there are no Third Party agreements pursuant to which Arrowhead Controls any of the Arrowhead Technology.
10.2.19.Pre-Existing Third Party Agreements. Schedule 1.152 (Pre-Existing Third Party Agreements) contains a true and complete list of all agreements constituting the Pre-Existing Third Party Agreements existing as of the Effective Date, and Arrowhead has provided Madrigal with an accurate copy of each Pre-Existing Third Party Agreement. Each Pre-Existing Third Party Agreement is in full force and effect. No written notice of default or termination has been received or given under any Pre-Existing Third Party Agreement, and, to Arrowhead’s knowledge, there is no act or omission by Arrowhead or any of its Affiliates that would provide a right to terminate any Pre-Existing Third Party Agreement.
10.2.20.Compliance with Laws. Arrowhead and its Affiliates have conducted, and, to Arrowhead’s knowledge their respective contractors and consultants have conducted the Development and Manufacture of ARO-PNPLA3, as it exists as of the Effective Date, in compliance with all applicable Laws, including, as applicable, GLP, GCP, and GMP, and any applicable anti-corruption or anti-bribery laws or regulations of any Governmental Authority with jurisdiction over such Development and Manufacture. Neither Arrowhead nor its Affiliates, nor, to Arrowhead’s knowledge, any of their employees, officers, subcontractors, or consultants who have rendered services relating to the Arrowhead Technology or ARO-PNPLA3, as it exists as of the Effective Date,

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(a) has ever been Debarred or is subject to debarment or convicted of a crime for which an entity or person could be Debarred or (b) has ever been under indictment for a crime for which a person or entity could be Debarred.
10.2.21.[***].
10.2.22.[***].
10.2.23.Disclosure. In response to any of Madrigal’s requests for information in its due diligence process prior to the Effective Date, Arrowhead has not intentionally made any untrue statement of a material fact or intentionally failed to provide or otherwise disclose to Madrigal any material information known to Arrowhead or any of its Affiliates at the time of such response.
10.3.Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY PATENT RIGHTS, KNOW-HOW, MATERIALS, COMPOUND, PRODUCT, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF ANY LICENSED COMPOUND OR LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.
10.4.[***].
10.5.Certain Covenants.
10.5.1.Compliance. Each Party and its Affiliates, Sublicensees, and Subcontractors, as applicable, will conduct the Exploitation of the Licensed Compounds and the Licensed Products in a good scientific manner and materially in accordance with all applicable Laws, including, as applicable, GLP, GCP, and GMP or regulations of any Governmental Authority with jurisdiction over the activities performed by or on behalf of such Party or its Affiliates, Sublicensees or Subcontractors in furtherance of such obligations. In addition, if a Party is or becomes subject to a legal obligation to a Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority), then the other Party will perform such activities as may be reasonably requested by the obligated Party to enable such Party to comply with its legal obligation to such Governmental Authority with respect to the Licensed Products.
10.5.2.No Debarment. Neither Party will use or permit its Affiliates, Sublicensees, or Subcontractors to use, in any capacity in connection with the performance of its obligations under this Agreement, any Person that has been debarred pursuant to Section 306 of the FD&C Act, as amended, or that is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any Person that is performing activities under this Agreement is debarred or is subject to debarment or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation, or legal or administrative proceeding (a) has been filed and is pending or (b) is threatened in writing relating to the debarment or conviction of such notifying Party or, to such Party’s knowledge, any Person or entity used in any capacity by such Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement. Such notifying Party will use reasonable efforts to include in any agreement with any Person or entity used in any capacity by such Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement an obligation to provide notice to such Party of the matters described in this Section 10.5.2 (No Debarment).

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10.5.3.[***]; Encumbrances. [***]. Neither Arrowhead nor any of its Affiliates will permit, nor allow to be levied, any lien, encumbrance, charge, mortgage, liability, or security interest on any Arrowhead Technology in a manner that would reasonably be expected to adversely affect the rights granted to Madrigal under this Agreement.
10.5.4.No Conflicts. During the Term, Arrowhead will not enter into any agreement with any Third Party that is in conflict with or could otherwise adversely affect the rights granted to Madrigal under this Agreement and will not take any action that would prevent it from granting the rights granted to Madrigal under this Agreement or that would otherwise materially conflict with or adversely affect the rights granted to Madrigal under this Agreement. During the Term, each Party will not, and will cause its Affiliates not to, enter into any agreement (or amend any agreement that such Party or its Affiliate is a party to as of the Effective Date) granting any license or other right in, to or under (a) such Party’s interest in the Joint Arising Technology and (b) if such Party is Madrigal, the Madrigal Arising Technology, in each case ((a) and (b)), that would prevent it from granting the rights granted to the other Party under this Agreement or that would otherwise conflict with or adversely affect the rights granted to the other Party under this Agreement.
10.5.5.Export Controls. Madrigal will not, and will ensure that its Affiliates and Sublicensees will not, export, transfer, or sell any Licensed Product (a) to any country or territory that is subject to comprehensive economic sanctions administered by OFAC, (b) to any other country or territory in which such activity would violate applicable Laws in the U.S., (c) to any Restricted Party, or (d) in such a manner that would violate the Global Trade Control Laws.
10.5.6.Pre-Existing Third Party Agreements.
(a)Arrowhead and its Affiliates will (i) not breach or be in default under any of its obligations under any Pre-Existing Third Party Agreement, in either case, in a manner that would give the applicable counterparty thereto a right to terminate such Pre-Existing Third Party Agreement, (ii) satisfy all of its obligations under each Pre-Existing Third Party Agreement, including any obligations arising due to the execution of, or activities under, this Agreement, the breach of which would give the applicable counterparty thereto a right to terminate such Pre-Existing Third Party Agreement, (iii) not do any other act or make any other omission that could give rise to a termination right of any other party to any Pre-Existing Third Party Agreement, and (iv) not terminate any Pre-Existing Third Party Agreement, or amend or waive any provision thereof, in the case of this clause (iv), [***].
(b)To the extent that the licensor in any Pre-Existing Third Party Agreement has retained any right to enforce, defend, prosecute, or maintain any Arrowhead Technology or otherwise be involved in such activities pursuant to the Pre-Existing Third Party Agreement, Arrowhead and its Affiliates will use commercially reasonable efforts to cause such licensor to take actions (or refrain from taking action, as applicable) consistent with Article 12 (Intellectual Property).
(c)Arrowhead and its Affiliates will furnish Madrigal with copies of all notices and correspondences that Arrowhead or any of its Affiliates receives in connection with any Pre-Existing Third Party Agreement the subject matter of which would materially and adversely affect Madrigal’s rights or obligations under this Agreement within a reasonable period following Arrowhead’s or its Affiliates’ receipt of the same.

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11.INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE
11.1.Indemnification by Arrowhead. Arrowhead will indemnify, hold harmless, and defend Madrigal, its Affiliates, and their respective directors, officers, employees, and agents (“Madrigal Indemnitees”) from and against any and all losses, liabilities, damages, costs, fees, and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) incurred from any claims, suits, proceedings, or causes of action brought by a Third Party (collectively, “Claims”) against such Madrigal Indemnitees to the extent arising out of or resulting from:
11.1.1.any breach of any representation or warranty made by Arrowhead in this Agreement, or any breach or violation of any covenant or agreement of Arrowhead in this Agreement;
11.1.2.the gross negligence, fraud, or willful misconduct by or on behalf of any Arrowhead Indemnitee in the performance of Arrowhead’s obligations or exercise of its rights under this Agreement; or
11.1.3.the Exploitation of any Licensed Compound or Licensed Product, in each case, by or on behalf of Arrowhead or any of its Affiliates (excluding such conduct by or on behalf of Madrigal or its Affiliates and its Sublicensees as licensees or sublicensees of Arrowhead hereunder).
Notwithstanding the foregoing, Arrowhead will have no obligation to indemnify the Madrigal Indemnitees to the extent that the Losses arise out of or result from matters described under Section 11.2 (Indemnification by Madrigal).
11.2.Indemnification by Madrigal. Madrigal will indemnify, hold harmless, and defend Arrowhead, its Affiliates and licensees and their respective directors, officers, employees, and agents (“Arrowhead Indemnitees”) from and against any and all Losses incurred from any Claims against such Arrowhead Indemnitees to the extent arising out of or resulting from:
11.2.1.any breach of any representation or warranty made by Madrigal in this Agreement, or any breach or violation of any covenant or agreement of Madrigal in this Agreement;
11.2.2.the gross negligence, fraud, or willful misconduct by or on behalf of any Madrigal Indemnitee in the performance of Madrigal’s obligations or exercise of its rights under this Agreement; or
11.2.3.the Exploitation of any Licensed Compound or Licensed Product, in each case, by or on behalf of Madrigal or any of its Affiliates or Sublicensees.
Notwithstanding the foregoing, Madrigal will have no obligation to indemnify the Arrowhead Indemnitees to the extent that the Losses arise out of or result from matters described under Section 11.1 (Indemnification by Arrowhead).
11.3.Indemnification Procedure.
11.3.1.Notice. The Party entitled to indemnification under this Article 11 (Indemnification; Limitation of Liability; Insurance) (an “Indemnified Party”) will notify the Party responsible for such indemnification (the “Indemnifying Party”) in writing promptly (and in any event no later than [***]) upon being notified of or having knowledge of any Claim or Claims asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided that the failure to give such notice will not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

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11.3.2.Indemnifying Party’s Right to Defend. Within [***] after receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party will have the right to defend, at its sole cost and expense and with counsel reasonably selected by the Indemnifying Party, any such Claim by all appropriate proceedings and, if it elects to do so, will provide written notice of such election to the Indemnified Party within such [***] period; provided that the Indemnifying Party may not enter into any compromise or settlement, unless (a) such compromise or settlement (i) imposes only a monetary obligation on the Indemnifying Party and includes as an unconditional term thereof the giving by each claimant or plaintiff of the Indemnified Party a release from all liability in respect of such Claim, (ii) admits no liability, wrongdoing, or other admission against interest on the part of the Indemnified Party, and (iii) would not have an adverse effect on the Indemnified Party’s interests (including any rights under this Agreement or the scope or enforceability of the Patent Rights, Know-How and other intellectual property licensed hereunder); or (b) the Indemnified Party consents to such compromise or settlement, which consent will not be unreasonably withheld, conditioned or delayed unless such compromise or settlement involves (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified under this Agreement, or (iii) the imposition of any equitable relief against the Indemnified Party (in which case, (i) through (iii), the Indemnified Party may withhold its consent to such settlement in its sole discretion).
11.3.3.Indemnified Party’s Right to Defend. If the Indemnifying Party does not elect to assume control of the defense of a Claim by written notice to the Indemnified Party in accordance with Section 11.3.2 (Indemnifying Party’s Right to Defend), then the Indemnified Party will have the right, at the expense of the Indemnifying Party, with written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such Claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party); provided that the Indemnified Party will keep the Indemnifying Party apprised of all material developments with respect to such Claim. The Indemnified Party may not enter into any compromise or settlement without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned, or delayed.
11.3.4.Cooperation. The Indemnified Party will cooperate with the Indemnifying Party and may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Section 11.3 (Indemnification Procedure) and will bear its own costs and expenses with respect to such participation; provided that the Indemnifying Party will bear such costs and expenses if counsel for the Indemnifying Party reasonably determines that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.
11.4.Limitation of Liability. NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, OR ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, OR LOST PROFITS, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES THAT ARISE AS A RESULT OF (A) A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, (B) A BREACH OF ARTICLE 9 (CONFIDENTIALITY AND PUBLICATION), OR (C) [***]. NOTHING IN THIS SECTION 11.4 (LIMITATION OF LIABILITY) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT.
11.5.Insurance. Each Party will, at its own expense, procure and maintain during the Term and for a period of [***] thereafter, insurance policies, including product liability insurance when applicable, adequate to cover its obligations hereunder and that are consistent with normal business practices of prudent companies similarly situated. Such insurance will not be construed

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to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 11 (Indemnification; Limitation of Liability; Insurance). Each Party will provide the other Party with written evidence of such insurance upon request. Each Party will provide the other Party with prompt written notice of cancellation, non-renewal, or material change in such insurance that could materially adversely affect the rights of such other Party hereunder and will provide such notice within [***] after any such cancellation, non-renewal, or material change.
12.INTELLECTUAL PROPERTY
12.1.Inventions.
12.1.1.Inventorship. Inventorship of Arising Know-How and Arising Patent Rights will be determined in accordance with United States patent Laws.
12.1.2.Ownership of Arising Know-How and Arising Patent Rights.
(a)Arrowhead. Subject to the rights or licenses granted by Arrowhead to Madrigal under this Agreement, as between the Parties, Arrowhead will own and retain all rights, title, and interest in and to any and all: (i) (A) Arising Know-How, regardless of inventorship, that is solely related to the Delivery Ligand (the “Arising Delivery Ligand Know-How”) and (B) Arising Know-How that is conceived, invented, developed or otherwise made solely by or on behalf of one or more Personnel of Arrowhead (or any of its Affiliates, (sub)licensees or Subcontractors), but excluding any Arising Delivery Ligand Know-How and Joint Arising Know-How (together (i)(A) and (i)(B), the “Arrowhead Arising Know-How”), and (ii) (A) Arising Patent Rights, regardless of inventorship, that Cover solely any Arising Delivery Ligand Know-How (the “Arising Delivery Ligand Patent Rights”) and (B) Arising Patent Rights that Cover solely any Arrowhead Arising Know-How set forth in the foregoing clause (i)(B) (together (ii)(A) and (ii)(B), the “Arrowhead Arising Patent Rights”). Madrigal hereby assigns and agrees to assign to Arrowhead all rights, title, and interest in and to any Arising Delivery Ligand Know-How that is conceived, discovered, developed, or otherwise made by or on behalf of: (x) one or more Personnel of Madrigal (or any of its Affiliates, Sublicensees, or Subcontractors), or (y) one or more Personnel of Madrigal (or any of its Affiliates, Sublicensees, or Subcontractors), on the one hand, and one or more Personnel of Arrowhead (or any of its Affiliates, (sub)licensees, or Subcontractors), on the other hand.
(b)Madrigal. Subject to the rights or licenses granted by Madrigal to Arrowhead under this Agreement, as between the Parties, Madrigal will own and retain all rights, title, and interest in and to any and all (i) Arising Know-How that is conceived, invented, developed, or otherwise made solely by or on behalf of one or more Personnel of Madrigal (or any of its Affiliates, Sublicensees or Subcontractors) but excluding any Arising Delivery Ligand Know-How and Joint Arising Know-How (the “Madrigal Arising Know-How”), and (ii) Arising Patent Rights that Cover solely any Madrigal Arising Know-How set forth in the foregoing clause (i) (the “Madrigal Arising Patent Rights”).
(c)Joint. Subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement, as between the Parties, the Parties will jointly own, on an equal and undivided basis, all rights, title, and interest in and to any and all: (i) Arising Know-How that is conceived, invented, developed, or otherwise made by or on behalf of one or more Personnel of Arrowhead (or any of its Affiliates, (sub)licensees, or Subcontractors), on the one hand, and one or more Personnel of Madrigal (or any of its Affiliates, Sublicensees, or Subcontractors), on the other hand, but excluding any Arising Delivery Ligand Know-How (the “Joint Arising Know-How”), and (ii) Arising Patent Rights that Cover solely any Joint Arising Know-How set forth

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in the foregoing clause (i) (the “Joint Arising Patent Rights”) (collectively the Joint Arising Know-How and the Joint Arising Patent Rights, the “Joint Arising Technology”). Subject to the rights or licenses granted to the other Party under this Agreement, each Party will be entitled to practice, license, assign, and otherwise exploit the Joint Arising Technology without the duty of accounting or seeking consent from the other Party, and where consent is required, such consent is hereby given. Each Party, for itself and on behalf of its Affiliates, hereby assigns and agrees to assign, to the other Party an equal and undivided joint ownership interest in and to all Joint Arising Technology, to be held in accordance with this Section 12.1.2(c) (Joint).
12.1.3.Disclosure. Each Party will promptly disclose to the other Party all invention disclosures or other similar documents relating to Arising Know-How conceived, invented, developed, or otherwise made by or on behalf of such Party (or its Affiliates, Sublicensees (or in the case of Arrowhead (sub)licensees), or Subcontractors) hereunder during the Term that is necessary or reasonably useful to Develop, Manufacture, Commercialize, or otherwise Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, and all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating to such Arising Know-How, and will also respond promptly to reasonable requests from the other Party for additional information relating to such disclosures, documents, or applications.
12.1.4.Personnel Obligations. Each employee, agent, or independent contractor of a Party or its respective Affiliates performing work under this Agreement will, prior to commencing such work, be bound by written invention assignment obligations, including: (a) promptly reporting any invention, discovery, or other intellectual property right; (b) presently assigning to the applicable Party or Affiliate all of his or her rights, title, and interests in and to any invention, discovery, or other intellectual property; (c) cooperating in the preparation, filing, prosecution, maintenance, and enforcement of any patent and patent application; and (d) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement. Each Party will be solely responsible for any payments to inventors with an obligation to assign, or who do assign, their rights, title, and interests in and to any Arising Know-How and Arising Patent Rights to such Party. Arrowhead will be solely responsible for payments to inventors of any other Arrowhead Patent Rights.
12.2.Prosecution and Maintenance of Patent Rights. The Parties will conduct the Prosecution and Maintenance of the applicable Patent Rights in accordance with this Section 12.2 (Prosecution and Maintenance of Patent Rights).
12.2.1.Madrigal Right to Prosecute Patent Rights.
(a)Beginning on the Effective Date, as between the Parties, Madrigal will have the first right (but not the obligation) to Prosecute and Maintain all Licensed Product-Specific Patent Rights and Joint Arising Patent Rights in the Territory (such Patent Rights, collectively, the “Madrigal Prosecuted Patent Rights”), using patent counsel of its choice and, with respect to the Licensed Product-Specific Patent Rights and the Joint Arising Patent Rights, reasonably acceptable to Arrowhead. Madrigal will bear all Patent Costs incurred by Madrigal for the Prosecution and Maintenance of the Madrigal Prosecuted Patent Rights. Madrigal will [***]. Arrowhead will provide, at Madrigal’s cost and expense, all assistance reasonably requested by Madrigal in Madrigal’s Prosecution and Maintenance of the Licensed Product-Specific Patent Rights and the Joint Arising Patent Rights (including by executing all requested documents and providing additional information with respect to the

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applicable Patent Rights). At its sole cost and expense, Madrigal will have the sole right to Prosecute and Maintain all Madrigal Arising Patent Rights.
(b)If Madrigal determines in its sole discretion to abandon or not to Prosecute and Maintain any Madrigal Prosecuted Patent Right, then Madrigal will provide Arrowhead with written notice promptly after such determination to allow Arrowhead a reasonable period of time to determine, on a country-by-country basis, in its sole discretion, its interest in assuming Prosecuting and Maintaining such Patent Right in the Territory (which notice by Madrigal will be given no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable Patent Office). [***]. If Arrowhead provides written notice to Madrigal expressing its interest in assuming Prosecuting and Maintaining such Patent Right, then, with respect to such Patent Right in such country in the Territory, (i) Arrowhead may, in its sole discretion and at Arrowhead’s cost and expense, Prosecute and Maintain or abandon such Patent Right, and (ii) Madrigal will promptly: (A) provide to Arrowhead or counsel designated by Arrowhead the file histories for, and correspondence with existing patent counsels related to, such Patent Right; (B) provide to Arrowhead a report detailing the status of such Patent Right as of the applicable date of such notice by Madrigal; and (C) at Arrowhead’s cost and expense, provide all assistance reasonably requested by Arrowhead in Arrowhead’s Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights).
12.2.2.Arrowhead Right to Prosecute Patent Rights.
(a)Beginning on the Effective Date, as between the Parties, Arrowhead will have the first right (but not the obligation) to Prosecute and Maintain all Arrowhead Platform Patent Rights, including the Arising Delivery Ligand Patent Rights, in the Territory using outside patent counsel of its choice (the “Arrowhead Prosecuted Patent Rights”). Arrowhead will bear all Patent Costs incurred for the Prosecution and Maintenance of such Patent Rights. Arrowhead will [***]. Arrowhead will provide to Madrigal promptly after the Effective Date a report detailing the status of the Arrowhead Platform Patent Rights.
(b)If Arrowhead determines in its sole discretion to abandon or not to Prosecute and Maintain any Arrowhead Prosecuted Patent Right, then (provided that, with respect to such Patent Rights Covering the Delivery Ligand, Madrigal’s rights shall be subordinated to the senior rights of Arrowhead’s existing licensees as of the Effective Date as set forth on Schedule 10.2.4 (No Conflicts)), Arrowhead will provide Madrigal with written notice promptly after such determination with respect to the Arrowhead Prosecuted Patent Rights, and Madrigal will determine, on a country-by-country basis, in its sole discretion, its interest in Prosecuting and Maintaining such Patent Right in the Territory (which notice by Arrowhead will be given no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable Patent Office). [***]. If Madrigal provides written notice to Arrowhead expressing its interest in Prosecuting and Maintaining such Patent Right, then, with respect to such Patent Right in such country in the Territory, (i) Madrigal may, in its sole discretion and at Madrigal’s cost and expense, Prosecute and Maintain or abandon such Patent Right, and (ii) Arrowhead will promptly: (A) provide to Madrigal or counsel designated by Madrigal the file histories for, and correspondence with existing patent counsel related to, such Patent Right; (B) provide to Madrigal a report detailing the status of such Patent Right as of the

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applicable date of such notice by Arrowhead; and (C) at Madrigal’s cost and expense, provide all assistance reasonably requested by Madrigal in Madrigal’s Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights).
12.2.3.Cooperation. The Parties will, and will cause their Affiliates to, cooperate and implement reasonable patent filing and prosecution strategies (including filing divisionals, continuations, or otherwise). To the extent reasonable and feasible, Licensed Product-Specific Patent Rights and Arrowhead Platform Patent Rights will be pursued in mutually exclusive patent applications (which may be simultaneously filed) and in separate and distinct patent families. Further, to the extent possible, the Parties will coordinate and determine the division of Arrowhead Patent Rights (including any Arrowhead Excluded Patent Right identified in accordance with [***]) as either Licensed Product-Specific Patent Right or Arrowhead Platform Patent Rights. [***].
12.3.Third Party Infringement and Defense. The Parties will conduct the enforcement and defense of the applicable Patent Rights in accordance with this Section 12.3 (Third Party Infringement and Defense).
12.3.1.Notices. Each Party will promptly report in writing to the other Party any Competitive Infringement of which such Party (or any of its Affiliates or Sublicensees) becomes aware and will provide the other Party with all available evidence of such Competitive Infringement in such Party’s control.
12.3.2.Madrigal Right to Enforce.
(a)As between the Parties, Madrigal, at its own cost and expense, will have (i) the first right, but not the obligation, to bring a suit or other action to abate any existing, alleged, or threatened Competitive Infringement involving one or more Licensed Product-Specific Patent Rights or Joint Arising Patent Rights, and (ii) the sole right, but not the obligation, to bring a suit or other action to abate any existing, alleged, or threatened infringement action (A) involving one or more Madrigal Arising Patent Rights or (B) that is not a Competitive Infringement involving the Joint Arising Patent Rights.
(b)Madrigal will notify Arrowhead of its decision as to whether to take any action in accordance with Section 12.3.2(a)(i) (Madrigal Right to Enforce) at least [***] before any time limit set forth in any Law or regulation, or within [***] after being notified of such Competitive Infringement, whichever is shorter. If Madrigal decides not to take such action with respect to a Competitive Infringement involving one or more Licensed Product-Specific Patent Rights or Joint Arising Patent Rights, then Madrigal will so notify Arrowhead in writing, and following discussion with Madrigal and consideration in good faith of any rationale provided by Madrigal as to why Madrigal elected not to take such action, and with Madrigal’s written consent (not to be unreasonably withheld, conditioned or delayed) following consideration in good faith of any rationale provided by Arrowhead, Arrowhead will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Licensed Product-Specific Patent Right or Joint Arising Patent Right to abate such Competitive Infringement in the Territory, by counsel of its own choice and at its own cost and expense.
12.3.3.Arrowhead Right to Enforce.
(a)As between the Parties, Arrowhead, at its own cost and expense, will have (i) the first right, but not the obligation, to bring a suit or other action to abate any existing, alleged, or threatened Competitive Infringement involving the

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Arrowhead Platform Patent Rights or Arising Delivery Ligand Patent Rights; provided that Arrowhead will seek and reasonably consider Madrigal’s comments before determining the strategy for enforcing any such Patent Rights, and (ii) the sole right, but not the obligation, to bring a suit or other action to abate any existing, alleged, or threatened infringement action that is not a Competitive Infringement involving the Arrowhead Platform Patent Rights or the Arising Delivery Ligand Patent Rights.
(b)Arrowhead will notify Madrigal of its decision as to whether to take any action in accordance with Section 12.3.3(a)(i) (Arrowhead Right to Enforce) at least [***] before any time limit set forth in any Law or regulation, or within [***] after being notified of such Competitive Infringement, whichever is shorter. If Arrowhead decides not to take such action with respect to any Arrowhead Platform Patent Right or Arising Delivery Ligand Patent Right, then (provided that, with respect to such Patent Rights Covering the Delivery Ligand, Madrigal’s rights shall be subordinated to the senior rights of Arrowhead’s existing licensees as of the Effective Date), Arrowhead will so notify Madrigal in writing, and following discussion with Arrowhead and consideration in good faith of any rationale provided by Arrowhead as to why Arrowhead elected not to take such action, and with Arrowhead’s written consent (not to be unreasonably withheld, conditioned or delayed) following consideration in good faith of any rationale provided by Madrigal, Madrigal will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Arrowhead Platform Patent Right or Arising Delivery Ligand Patent Right to abate such Competitive Infringement in the Territory, by counsel of its own choice and at its own cost and expense.
12.3.4.Hatch-Waxman. Notwithstanding any provision to the contrary set forth in this Agreement, should a Party receive a certification for a Licensed Product pursuant to the Hatch-Waxman Act, or its equivalent in a country other than the U.S., with respect to any activities under this Agreement in the Field, then such Party will promptly provide the other Party with a copy of such certification. For each Licensed Product, Madrigal will have [***] from the date on which it receives or provides a copy of such certification to provide written notice to Arrowhead (“H-W Suit Notice”) whether Madrigal will bring suit, at its expense, within a [***] period from the date of such certification. Should such [***] period expire without Madrigal bringing suit or providing such H-W Suit Notice, then Arrowhead will be free to bring suit in its name.
12.3.5.Cooperation. Each Party will provide to the Party enforcing any Patent Rights under this Section 12.3 (Third Party Infringement and Defense) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Law to pursue such action or providing the enforcing Party any reasonably requested documentation or other materials. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonable opportunity to comment on the enforcing Party’s determination of litigation strategy and the material filings submitted to the competent court and the enforcing Party will consider such comments in good faith.
12.3.6.Settlement. Neither Party will settle any claim, suit, or action that it brought under this Section 12.3 (Third Party Infringement and Defense) in a manner that would reasonably be expected to affect the other Party’s rights or interests, admit fault of the other Party, or impose any monetary or other obligation on the other Party, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed.

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12.3.7.Allocation of Proceeds. Any amount recovered in any suit or other action under this Section 12.3 (Third Party Infringement and Defense), including any amount recovered in any settlement of such suit or other action, will first be used to reimburse each Party’s costs and expenses with respect to such suit or other action (which reimbursement will be on a pro rata basis to the extent such costs and expenses exceed such recovered amount) and will thereafter be [***].
12.4.Defense. As between the Parties, the Party controlling the Prosecution and Maintenance of any Patent Right under Section 12.2 (Prosecution and Maintenance of Patent Rights), will have the right (but not the obligation), at its sole discretion and its own cost and expense, to defend against a declaratory judgment action, post-grant review proceeding, inter partes review, opposition proceeding, interference, or any other legal or administrative action challenging any such Patent Right. If the Party controlling such Prosecution and Maintenance of Arrowhead Platform Patent Rights, Licensed Product-Specific Patent Rights, or Madrigal Arising Patent Rights, as the case may be, under Section 12.2 (Prosecution and Maintenance of Patent Rights) does not defend such Patent Right under this Section 12.4 (Defense) within [***] after the initiation by a Third Party of any of the foregoing actions or proceedings or such shorter period of time as is mandated by the rules of the applicable action or proceeding to commence the defense thereof, or elects not to continue any such defense (in which case it will promptly provide written notice thereof to the other Party), then the other Party will have the right (but not the obligation), at its sole discretion, to defend any such Patent Right. The defending Party will keep the other Party reasonably advised of all material developments in the conduct of any such defense. The defending Party will use reasonable efforts to provide the other Party with drafts of all material documents to be filed with the court or the applicable Patent Office and will consider in good faith all reasonable and timely comments thereto by such other Party before filing such documents. The non-defending Party will reasonably cooperate with the Party conducting the defense of such Third Party action, at such defending Party’s cost and expense, including if required to conduct such defense, furnishing a power of attorney. Any awards or amounts received in defending any such action will be allocated between the Parties as provided in Section 12.3.7 (Allocation of Proceeds) applying mutatis mutandis.
12.5.Infringement of Third Party Rights.
12.5.1.Notice. If any Licensed Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right of such Third Party within the Territory, then the Party first having notice of the claim or assertion will promptly notify the other Party.
12.5.2.Defense. [***] will have the first right, but not the obligation, to defend or settle any such Third Party claim or assertion of infringement of such Third Party’s Patent Right, at Madrigal’s cost and expense. If [***] does not defend such Third Party claim or assertion of infringement within [***] after the initiation by such Third Party of such claim or such shorter period of time as is mandated by the rules of such claim to commence the defense thereof, or elects not to continue any such defense (in which case [***] will promptly provide written notice thereof to [***]), then [***] will have the right (but not the obligation), at its sole discretion, to defend any such Third Party claim or assertion of infringement. The non-defending Party will reasonably cooperate with the Party conducting the defense of the claim or assertion, at such defending Party’s cost and expense, including if required to conduct such defense, furnishing a power of attorney. The defending Party will keep the non-defending Party reasonably advised of all material developments in the conduct of any proceedings in defending such Third Party claim or assertion. The defending Party will provide the non-defending Party with drafts of all material papers to be filed with the court and will consider in good faith all reasonable comments thereto by the non-defending Party before filing such papers.
12.5.3.Settlement; Licenses. Except as otherwise provided in Article 11 (Indemnification; Limitation of Liability; Insurance), neither Party will enter into any settlement of any claim described in this Section 12.5 (Infringement of Third Party Rights) that affects

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the other Party’s rights or interests, admits faults of the other Party, or imposes any monetary or other obligations on the other Party, without such other Party’s written consent, such consent not to be unreasonably withheld, conditioned, or delayed. Each Party will have the right to decline to defend or to tender the defense of any claim described in this Section 12.5 (Infringement of Third Party Rights) upon reasonable written notice to the other Party, including if the other Party fails to agree to a settlement that the declining Party proposes. Except as otherwise provided in Article 11 (Indemnification; Limitation of Liability; Insurance), any settlement or license fees incurred by [***] under this Section 12.5.3 (Settlement; Licenses) will be allocated in accordance with the principle set forth in Section 8.4.3 (Third Party Payments) to the extent that the Patent Right that is the subject of such settlement license Covers the making, using, selling, offering for sale, or importing of a Licensed Product in the relevant country for which such rights are licensed thereunder.
12.5.4.Other Invalidity or Unenforceability Proceedings. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination, post-grant proceedings, or other attack upon the validity, title, or enforceability of a Patent Right owned or controlled by a Third Party and having one or more claims that Cover a Licensed Product, or the use, sale, offer for sale, or importation of a Licensed Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 12.5 (Infringement of Third Party Rights), in which case the provisions of Section 12.5 (Infringement of Third Party Rights) will govern), such Party will so notify the other Party and the Parties will promptly confer to determine whether to bring such action or the manner in which to settle such action, and if any such action is brought by a Party, each Party will provide such assistance as may be reasonably requested by the other Party (at such other Party’s cost) in connection with such action.
12.6.Patent Right Extensions. Subject to the remainder of this Section 12.6 (Patent Right Extensions), Madrigal will have the sole right to elect and file for patent term restoration or extension, supplemental protection certificate, or any of their equivalents (hereinafter, “Patent Term Extensions”) with respect to Madrigal Prosecuted Patent Rights or other Madrigal Arising Patent Rights for any Licensed Product in the Territory, provided that, for the avoidance of doubt, Madrigal may not file a request for a Patent Term Extension for any Arrowhead Platform Patent Rights without Arrowhead’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed. [***]. Upon Madrigal’s request and at its cost and expense, Arrowhead will reasonably cooperate with Madrigal in any filings made by Madrigal pursuant to this Section 12.6 (Patent Right Extensions). Madrigal will bear all Patent Costs incurred by Madrigal in making any such filing in the Territory for such Licensed Product.
12.7.Orange Book Listing. Madrigal and Arrowhead will discuss in good faith the Arrowhead Patent Rights or Joint Arising Patent Rights that will be included in the Orange Book maintained by the FDA or similar or equivalent patent listing or linking source, if any, in other countries in the Territory for Licensed Products (“Orange Book”), and, after considering Arrowhead’s comments in good faith, Madrigal will have the sole right to determine which Patent Rights will be included. Arrowhead will provide such assistance as may be reasonably requested by Madrigal in connection with such listing, at Madrigal’s cost and expense.
12.8.Trademarks. Madrigal will have the right to brand Licensed Products in the Territory using Madrigal-related Trademarks and any other Trademarks it determines appropriate, which may vary by country or within a country of the Territory. Madrigal will own all rights, title, and interests in and to such Trademarks, including all goodwill associated therewith, and will have the sole right to register and maintain such Trademarks in the countries and regions of the Territory that it determines, at Madrigal’s cost and expense.
12.9.Common Interest. All non-public information exchanged between the Parties or between a Party’s outside patent counsel and the other Party regarding the preparation, filing, prosecution, maintenance, defense and enforcement of the Arrowhead Patent Rights, Arising Patent Rights, or otherwise related to any Licensed Compound or any Licensed Product, and all shared information
l

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regarding analyses or opinions of Patent Rights or Know-How of a Third Party, will be deemed Confidential Information hereunder. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning any such Patent Rights, Know-How, or Confidential Information, including privilege under the common interest doctrine and similar or related doctrines. In furtherance of the foregoing, if the Parties agree that a separate agreement memorializing this understanding would be advantageous, then the Parties will negotiate and enter into a common interest agreement reflecting this understanding or any other common interest agreement as the Parties may mutually agree, including with respect to any product liability for a Licensed Product.
13.TERM AND TERMINATION
13.1.Term. This Agreement will commence upon the Effective Date and, if not otherwise terminated earlier pursuant to this Article 13 (Term and Termination), will continue, on a Licensed Product-by-Licensed Product and country-by-country basis, in full force and effect until the expiration of the Royalty Term applicable to such Licensed Product and such country and will expire in its entirety upon the expiration of the last Royalty Term (the “Term”). Upon expiration of the Royalty Term for a Licensed Product in a country in the Territory, the licenses granted by Arrowhead to Madrigal in Section 2.1 (License Grants to Madrigal) with respect to such Licensed Product in such country will become fully paid, irrevocable, and perpetual.
13.2.Termination for Convenience. Madrigal will be entitled to terminate this Agreement in its entirety at its sole discretion (a) [***], or (b) after [***].
13.3.Termination for Bankruptcy. This Agreement may be terminated in its entirety, to the extent permitted by Law, by a Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors, in each case, of the other Party (the “Bankrupt Party”); provided that in the case of any involuntary bankruptcy, reorganization, liquidation, or receivership proceeding, such right to terminate will only become effective if the Bankrupt Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.
13.4.Termination for Material Breach.
13.4.1.Material Breach and Cure Period. Subject to Section 13.4.2 (Disputes Regarding Material Breach), either Party (the “Non-Breaching Party”) may terminate this Agreement if the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has not been cured within (a) [***] after the Breaching Party’s receipt of written notice from the Non-Breaching Party of such material breach if such material breach involves a failure to make a payment when due or (b) [***] after the Breaching Party’s receipt of written notice from the Non-Breaching Party of such material breach for any other material breach (such [***] period or [***] period, as applicable, the “Cure Period”). The written notice describing the alleged material breach will provide reasonably sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 13.4.1 (Material Breach and Cure Period) will become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period, or, if such material breach (other than any breach involving the failure to make a payment when due) is not curable prior to the expiration of the applicable Cure Period, then such Cure Period will be extended so long as the Breaching Party has (i) provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure of such material breach, and (ii) the Breaching Party has commenced actions to cure such material breach during the Cure Period and commits to diligently carry out such plan as provided to the Non-Breaching Party, provided that, in no event will the Cure Period be extended to more than a total of [***].
13.4.2.Disputes Regarding Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a material breach or whether a material breach has been cured within the applicable Cure Period, then the Breaching Party that disputes whether there has been a material breach or cure thereof may contest the

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allegation in accordance with Article 14 (Dispute Resolution) and the applicable Cure Period will toll upon the initiation of such dispute resolution procedures. If, as a result of such dispute resolution process, it is finally determined pursuant to Article 14 (Dispute Resolution) that the Breaching Party committed a material breach of this Agreement, then the applicable Cure Period will resume and unless such alleged breach is cured during the pendency of such Cure Period (once resumed), this Agreement will terminate effective as of the expiration of such Cure Period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and the Cure Period. Any such dispute resolution proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damages. Any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the Dispute will be promptly refunded if it is determined pursuant to Article 14 (Dispute Resolution) that such payments are to be refunded by one Party to the other Party. If, as a result of such dispute resolution proceeding, it is determined that the Breaching Party did not commit such material breach (or such material breach was cured in accordance with this Section 13.4 (Termination for Material Breach)), then no termination of this Agreement will be effective, and this Agreement will continue in full force and effect.
13.5.Termination for Patent Challenge. If, during the Term, Madrigal or its Sublicensee (or any Affiliate of Madrigal or any Affiliate of a Sublicensee) commences or participates in, or actively assists any other Person in bringing, any action or legal or administrative proceeding (including any patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the patentability, validity, or enforceability of any claim of any Licensed Product-Specific Patent Right or Arrowhead Platform Patent Right in one or more countries (each a “Patent Challenge”), then Arrowhead will have the right to terminate this Agreement in its entirety upon [***] prior written notice to Madrigal unless Madrigal or its Sublicensee (or the applicable Affiliate of Madrigal or of such Sublicensee) causes such Patent Challenge(s) to be withdrawn within the [***] period following receipt of written notice from Arrowhead (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which Madrigal or its Sublicensee (or the applicable Affiliate of Madrigal or of such Sublicensee) does not have the power to unilaterally cause the Patent Challenge(s) to be withdrawn, Madrigal or its Sublicensee (or the applicable Affiliate of Madrigal or of such Sublicensee) withdraws as a party from such Patent Challenge(s) and ceases actively assisting any other party to such Patent Challenge(s) within such [***] period). [***].
13.6.Effects of Termination. Upon any termination of this Agreement by either Party as permitted pursuant to this Article 13 (Term and Termination), the following terms will apply with respect to this Agreement and all Licensed Compounds and Licensed Products in the Territory.
13.6.1.Termination of Licenses. As of the effective date of termination, all licenses granted to Madrigal under Section 2.1 (License Grants to Madrigal) with respect to all Licensed Compounds and Licensed Products in the Territory will terminate, except that such licenses may continue solely to the extent necessary, and solely for the time periods specified in such Sections, for the prompt and diligent orderly transition or wind-down of ongoing Clinical Trials of the Licensed Products in the Territory under Section 13.6.4 (Ongoing Clinical Studies) or sale or other disposition of any inventory of the Licensed Products in the Territory as permitted under Section 13.6.11 (Sell-Off Right).
13.6.2.Exclusivity. The Parties’ rights and obligations under Section 2.9 (Exclusivity) will terminate.
13.6.3.[***].
13.6.4.Ongoing Clinical Studies. [***]. For any such Clinical Trials identified by Arrowhead [***] to be terminated, or if Arrowhead does not [***], any then-ongoing Clinical Trial, Madrigal will wind-down such Clinical Trials, at Madrigal’s cost. [***], for any

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such Clinical Trials identified by Arrowhead [***], Madrigal will transfer control to Arrowhead or its designee of such Clinical Trials [***]. In no event will Madrigal be required to continue or enroll patients in any such Clinical Trial except as may be otherwise agreed by the Parties [***] or as is reasonably necessary to protect patients.
13.6.5.[***].
13.6.6.[***].
13.6.7.[***].
13.6.8.Sublicense Survival. Arrowhead will, at the written election of any Sublicensee (solely to the extent such Sublicensee is not then in breach of the applicable sublicense agreement and solely where such sublicense agreement was entered into by Madrigal with such Sublicensee in accordance with the terms of this Agreement) within [***] after termination of this Agreement (or such longer period mutually agreed between Arrowhead and such Sublicensee) grant a direct license to such terminated Sublicensee, which license will not be broader in license scope, territory, or duration than such sublicense agreement granted by Madrigal to such Sublicensee and not more burdensome on Arrowhead in any material manner than the terms hereof and no less favorable to Arrowhead than the financial terms of Article 8 (Payments). [***].
13.6.9.Return or Destruction of Confidential Information. Except [***], as soon as reasonably practicable after the effective date of termination, each Party, at its cost, will promptly return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information that relates to the Licensed Compounds and Licensed Products for the Territory, and that was provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates, Sublicensees or Subcontractors), except that such Party will have the right to retain copies of intangible Confidential Information of such other Party for legal purposes in accordance with such Party’s internal compliance policies and may maintain records stored in accordance with automatic electronic archiving and back-up procedures until the ordinary course deletion thereof. Notwithstanding the return or destruction of any Confidential Information, the Parties will continue to be bound by their confidentiality obligations under this Agreement.
13.6.10.Termination of Payment Obligations. Except for any payment obligations under Section 13.6.11 (Sell-Off Right), as of the effective date of termination, all payment obligations hereunder with respect to the Licensed Products in the Territory will terminate, other than those that are accrued and unpaid as of the effective date of such termination. For clarity, notwithstanding any other provision of this Agreement, Madrigal will remain liable to pay any Milestone Payments and Royalties to Arrowhead for any Milestone Event occurring, or deemed to have occurred, in accordance with the terms of this Agreement and Net Sales booked by Madrigal or its Affiliates or its Sublicensees, assignees or transferees, in each case, on or before the later of (a) the effective date of such termination, or (b) if applicable, [***] following the effective date of such termination for any sales or dispositions of the Licensed Products in the Territory that occur during such [***] period under Section 13.6.11 (Sell-Off Right).
13.6.11.Sell-Off Right. If the effective date of termination is after the First Commercial Sale of a Licensed Product in the Territory, then, to the extent permitted by applicable Law, Madrigal and its Affiliates and Sublicensees will have the right to sell or otherwise dispose of in the Territory, any inventory of the Licensed Products [***] for a period of [***] following the effective date of such termination in accordance with the terms and conditions of this Agreement; provided that any revenue obtained from such

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disposal will be treated as Net Sales and the provisions of Article 8 (Payments) will apply to such Net Sales and, without limiting the foregoing, in the event that such sales result in the achievement of a Sales Milestone Event, the Sales Milestone Payment associated with such Sales Milestone Event will be owed and payable to Arrowhead. Within [***] after the end of such [***] period, Madrigal will [***].
13.6.12.[***].
13.6.13.Termination of Rights and Obligations. Except as set forth in this Section 13.6 (Effects of Termination) and Section 13.8 (Survival; Effect of Expiration or Termination), as of the applicable effective date of any termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate.
13.7.[***] .
13.8.Survival; Effect of Expiration or Termination. In addition to the termination consequences set forth in Section 13.6 (Effects of Termination) (and any Sections referenced therein), the following provisions will survive the expiration or termination of this Agreement in its entirety for any reason: Article 1 (Definitions), in each case, solely with respect to defined terms that are used in surviving provisions; Section 3.4.2 (Scientific Records), for a period of [***] following expiration or termination or such longer period as may be required by applicable Law; Section 8.2 (Milestone Payments), Section 8.3 (Royalties), Section 8.4 (Royalty Reductions), Section 8.5 (Other Amounts Payable), Section 8.6 (Payment Terms), and Section 12.3.7 (Allocation of Proceeds), in each case, solely with respect to any payment obligations that accrued prior to such expiration or termination of this Agreement but have not been paid or that are otherwise payable pursuant to Section 13.6.10 (Termination of Payment Obligations) or Section 13.6.11 (Sell-Off Right); Section 9.1 (Confidential Information) through and including Section 9.6 (Relationship to Confidentiality Agreement), in each case, solely for the term specified therein; Section 9.7 (Use of Name and Logo); Section 10.3 (Warranty Disclaimer); Sections 11.1 (Indemnification by Arrowhead) through and including Section 11.4 (Limitation of Liability); Section 11.5 (Insurance), for [***] following expiration or termination; Section 12.1 (Inventions); Section 12.2 (Prosecution and Maintenance of Patent Rights), solely with respect to Joint Arising Patent Rights, except to the extent [***]; Section 12.9 (Common Interest); the last sentence of Section 13.1 (Term), solely in the case of expiration and not termination of this Agreement; this Section 13.8 (Survival; Effect of Expiration or Termination); Article 14 (Dispute Resolution); and Article 15 (Miscellaneous). Notwithstanding any provision to the contrary set forth in this Agreement, expiration or termination of this Agreement for any reason will not relieve the Parties of any liability or obligation that accrued hereunder prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement.
14.DISPUTE RESOLUTION
14.1.Exclusive Dispute Resolution Mechanism. The Parties agree that, except as expressly set forth in Section 7.2.5 (Decision-Making), the procedures set forth in this Article 14 (Dispute Resolution) will be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties arising out of or relating to this Agreement (whether based on contract, tort or otherwise) (each, a “Dispute,” and collectively, the “Disputes”) that is not resolved through good faith negotiation between the Parties pursuant to Section 14.2 (Resolution by Executive Officers). For the avoidance of doubt, this Article 14 (Dispute Resolution) will not apply with respect to any decision under the purview of the JTC, for which final decision-making authority is set forth in Section 7.2.5 (Decision-Making).
14.2.Resolution by Executive Officers. Except as expressly set forth in Section 7.2.5 (Decision-Making) or as provided in Section 14.5 (Equitable Relief), in the event of any Dispute regarding the construction or interpretation of this Agreement, or any right, obligation, or liability of either Party hereunder, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***], either Party may, by written notice to the other Party, refer the

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Dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiation within [***] after such notice is received. If the Executive Officers cannot resolve the Dispute within such [***] period, then (a) if the Dispute has been expressly stated in this Agreement to be resolved pursuant to expedited arbitration, it will be resolved in accordance with Section 14.3 (Expedited Arbitration), or (b) with respect to any other Dispute, either Party will have the right to pursue any and all remedies available at law or equity consistent with Section 14.4 (Litigation), provided, however, that any Dispute with respect to (i) the scope, construction, validity, or enforceability of any Patent Right or Trademark relating to a Licensed Product will be resolved by litigation in accordance with Section 14.6 (Patent and Trademark Disputes) or (ii) any antitrust, anti-monopoly, or competition law or regulation, whether or not statutory may be submitted in any court of competent jurisdiction over such Dispute.
14.3.Expedited Arbitration. Any Dispute remaining unresolved after escalation to the Parties’ respective Executive Officers in accordance with Section 14.2 (Resolution by Executive Officers) and expressly stated in this Agreement to be resolved pursuant to expedited arbitration will be resolved pursuant to the following procedures of this Section 14.3 (Expedited Arbitration).
14.3.1.For purposes of arbitration under this Section 14.3 (Expedited Arbitration), the arbitration will be administered by JAMS pursuant to its rules then in effect at the time of submission for such proceedings, as modified by this Section 14.3 (Expedited Arbitration). The arbitration will be governed by the Laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction. The arbitration will be heard and determined by a single arbitrator appointed by agreement of the Parties or, failing such mutual agreement, by JAMS, and who will be a single independent, conflict-free arbitrator having the requisite pharmaceutical and biotechnology industry experience (such arbitrator, the “Arbitrator”). The Parties may select a different Arbitrator for each Dispute depending on the nature of the issues presented and desired expertise. The arbitration will be conducted as a “baseball” form of binding arbitration conducted by the Arbitrator.
14.3.2.No later than [***] after the Arbitrator’s appointment, each Party will submit to both the Arbitrator and the other Party a detailed written proposal setting forth its proposed resolution of such Dispute. The Parties will also provide to the Arbitrator a copy of this Agreement, as may have been amended at such time in accordance with Section 15.4 (Entire Agreement; Amendments).
14.3.3.No later than [***] after the delivery of the Parties’ detailed written proposals to the Arbitrator, each Party will submit to both the Arbitrator and the other Party a legal brief (and any exhibits) explaining and supporting the Party’s detailed written proposal, which legal brief will be no more than 30 pages.
14.3.4.There will be no discovery and there will be no hearing, although such arbitration proceeding will be deemed to have its seat in New York, New York, and all arbitration proceedings will be conducted in the English language.
14.3.5.No later than [***] after the submission of the Parties’ legal briefs, the Arbitrator will select one of the two detailed written proposals (without modification) provided by the Parties that the Arbitrator believes is most consistent with the intention underlying the agreed principles set forth in this Agreement. The decision of the Arbitrator will be final and unappealable. The detailed written proposal selected by the Arbitrator will automatically be binding on the Parties.
14.3.6.The Arbitrator will select one of the two detailed written proposals and may not combine elements of both detailed written proposals or make any other modifications to the selected detailed written proposal.

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14.3.7.Each Party will bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and the fees and costs of the Arbitrator will be borne by the Party against whom the Arbitrator decides.
14.4.Litigation. Except for Disputes expressly specified in this Agreement to be resolved pursuant to Section 14.3 (Expedited Arbitration) or Section 14.6 (Patent and Trademark Disputes), unless otherwise prohibited by applicable Law, any unresolved Dispute that was subject to Section 14.2 (Resolution by Executive Officers) will be brought exclusively in the state courts of the State of New York in the Borough of Manhattan or the federal courts in the United States District Court for the Southern District of New York, and in no other jurisdiction. Each Party hereby irrevocably consents to personal jurisdiction and venue in, and irrevocably agrees to service of process issued or authorized by any such court in any such action or proceeding. The Parties hereby irrevocably waive any objection that they may now have or hereafter have to the laying of venue in the state courts of the State of New York in the Borough of Manhattan or the federal courts in the United States District Court for the Southern District of New York in any such action or proceeding, and hereby irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby agree that any final judgment rendered by any such federal or state court of New York in any action or proceeding involving any Dispute, from which no appeal can be or is taken, may be enforced by the prevailing Party in any court of competent jurisdiction.
14.5.Equitable Relief. The Parties agree that monetary damages may not be a sufficient remedy for any breach of this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, in the event of an actual or threatened breach of a Party’s obligations under this Agreement, a Party may seek a temporary restraining order, preliminary injunction, or other equitable relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis.
14.6.Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity, and enforceability of any Patent Rights or Trademark relating to a Licensed Compound or Licensed Product that is the subject of this Agreement will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights or Trademark rights were granted or arose.
14.7.Payment Tolling. During the pendency of any Dispute resolution proceeding between the Parties under this Article 14 (Dispute Resolution) regarding the obligation to make any payment under this Agreement from one Party to the other Party (in whole or in part), the obligation to make such payment will be tolled until the final outcome of such Dispute has been established.
14.8.Confidentiality. Any and all activities conducted under this Article 14 (Dispute Resolution), including any and all proceedings and decisions hereunder, will be deemed Confidential Information of each of the Parties, and will be subject to Article 9 (Confidentiality and Publication) to the extent applicable in accordance with Law.
15.MISCELLANEOUS
15.1.Assignment.
15.1.1.General. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent to (a) an Affiliate pursuant to Section 15.13 (Performance by Affiliates), provided that such assigning Party will remain responsible for such Affiliate’s conduct and compliance with its obligations under this Agreement, or (b) a Third Party as a successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, acquisition, sale of assets, or similar transaction or series of related transactions, provided that such transaction is not primarily for the benefit of such Party’s creditors. Any successor or assignee of any right or obligation permitted hereunder will, in writing to the other Party, expressly assume performance of such right or obligation. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.1.1 (General) will be null, void, and of no legal effect.

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15.1.2.Securitization Transaction. Notwithstanding any provision to the contrary in Section 15.1.1 (General) or elsewhere in this Agreement, Arrowhead may assign to a Third Party its right to receive the Milestone Payments and the Royalties (such assignment, a “Securitization Transaction”). In connection with a contemplated Securitization Transaction and after the closing of any such Securitization Transaction, Arrowhead may disclose to such Third Party the royalty reports contemplated under Section 8.6.2 (Reports and Royalty Payments), without the prior written consent of Madrigal, to the extent reasonably necessary to enable such Third Party to evaluate the Securitization Transaction opportunity (provided that such Third Party is under written obligations of confidentiality and non-use with respect to Confidential Information included in such reports and plans that are no less protective or restrictive than the terms of Article 9 (Confidentiality and Publication) (but of duration customary in confidentiality agreements entered into for a similar purpose)), and to enable such Third Party to exercise its rights after the closing with respect to such Securitization Transaction, as applicable. As part of any consummated Securitization Transaction, subject to the terms of this Section 15.1.2 (Securitization Transaction), Arrowhead may assign, without the prior written consent of Madrigal, its right to receive the royalty reports and to conduct audits under, respectively, Section 8.6.2 (Reports and Royalty Payments) and Section 8.6.3 (Records and Audits) to the counterparty in such Securitization Transaction, and to allow such counterparty to exercise directly its rights under such Sections. Arrowhead agrees to provide written notice to Madrigal of any process run by or on behalf of Arrowhead involving a Securitization Transaction and to negotiate in good faith with Madrigal should Madrigal elect to submit a bid for such Securitization Transaction, provided that Arrowhead will in no way be precluded from soliciting other bids and conducting contemporaneous negotiations with other Third Party bidders for such Securitization Transaction.
15.2.Section 365(n) of the Bankruptcy Code. All rights and licenses now or hereafter granted under or pursuant to this Agreement by a Party to the other are and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, a license of a right to “intellectual property” as defined in the Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by a Party, such Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Subject to Section 365 of the Bankruptcy Code, each Party will, during the Term, create and maintain current copies or, if not amenable to copying, other appropriate embodiments, to the extent feasible, of all intellectual property rights licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property rights within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples, and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, in each case, to the extent licensed by a Party to the other Party hereunder, as well as the Arrowhead Technology and the Madrigal Licensed Technology, and all information related to the Arrowhead Technology or the Madrigal Licensed Technology. If (a) a case under the Bankruptcy Code is commenced by or against the debtor Party, (b) this Agreement is rejected as provided in the Bankruptcy Code, and (c) the non-debtor Party elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code and upon written request of the non-debtor Party, then:
15.2.1.the non-debtor Party will be authorized to retain and exercise its rights under this Agreement (including a right to enforce any exclusivity provision contained herein) to intellectual property rights (including all embodiments thereof to the extent protected by applicable non-bankruptcy law) licensed hereunder and held by the debtor Party as

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such rights existed immediately before the commencement of the case referenced in Section 13.3 (Termination for Bankruptcy), subject to the provisions of Section 365(n) of the Bankruptcy Code related to, among other things, payment of the royalties and waiver of rights to setoff and any claim allowable under Section 503(b) of the Bankruptcy Code related to the performance of this Agreement, but neither such provision nor such performance by the non-debtor Party will release the debtor Party from liability resulting from rejection of the license or the failure to perform such obligations;
15.2.2.to the extent provided herein, the debtor Party will provide to the non-debtor Party any intellectual property (including any applicable embodiment) held by the debtor Party; and
15.2.3.the debtor Party will not interfere with the non-debtor Party’s rights under this Agreement, or any agreement supplemental hereto, with respect to such intellectual property rights (including such embodiments), including any right to obtain such intellectual property rights (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code.
15.3.Governing Law. This Agreement was prepared in the English language, which language will govern the interpretation of, and any Dispute regarding, the terms of this Agreement. This Agreement and all Disputes arising out of or related to this Agreement or any breach hereof will be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction. Notwithstanding any other provision in this Agreement, the Parties expressly reject the application to this Agreement, all transactions and activities contemplated hereby, and all Disputes of (a) the United Nations Convention on Contracts for the International Sale Of Goods, and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, concluded at Vienna, Austria on April 11, 1980.
15.4.Entire Agreement; Amendments. This Agreement, including the Exhibits and Schedules hereto, set forth the complete, final, and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to a writing explicitly stating the Parties’ intent to amend this Agreement that is signed by an authorized officer of each Party. If there is any inconsistency between the body of this Agreement and either any Exhibits or Schedules to this Agreement or any subsequent agreements ancillary to this Agreement, then, unless otherwise expressly stated to the contrary in such Exhibit, Schedule or ancillary agreement, the terms contained in this Agreement will control.
15.5.Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable by any court or tribunal of competent jurisdiction from which no appeal can be or is taken, then the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
15.6.Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.
15.7.Interpretation. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural will include the singular, and the use of any gender will be applicable to all genders. Whenever this Agreement refers to a number of days without using a term otherwise defined herein, such number refers to calendar days. The captions of this Agreement are for the convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this

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Agreement. The terms “including,” “include,” “includes,” or “for example” will not limit the generality of any description preceding such term and as used herein will have the same meaning as “including, but not limited to” or “including, without limitation.” The word “will” will be construed to have the same meaning and effect as the word “shall.” References to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof. The term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.” Any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns. The words “herein,” “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not any particular provision. The word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals, and other written communications contemplated under this Agreement. References to “Section” or “Sections” are references to the numbered sections of this Agreement, unless expressly stated otherwise. All dollars are US Dollars. Unless the context otherwise requires, countries will include territories. The language of this Agreement will be deemed to be the language chosen by the Parties and no rule of strict construction will be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.
15.8.Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of such Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Law or otherwise available except as expressly set forth herein.
15.9.Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given on the date delivered, if delivered personally, or on [***] after being sent by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid), in each case, to the Parties at the following addresses, or on the date sent (and confirmed by confirmatory return email and by a hard copy delivered by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid)) to the email address and address specified below (or at such other address, or email address for a Party as will be specified by notice given in accordance with this Section 15.9 (Notices)).

If to Arrowhead, to:	Arrowhead Pharmaceuticals, Inc. 177 E. Colorado Blvd., Suite 700 Pasadena, CA 91105 Attention: General Counsel Email: [***]
With a copy (which will not constitute notice) to:	Gibson Dunn & Crutcher LLP One Embarcadero Center Suite 2600 San Francisco, CA 94111-3715 Attention: [***] Email: [***]

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If to Madrigal, to:	Madrigal Pharmaceuticals, Inc. 200 Barr Harbor Drive, Suite 200 West Conshohocken, PA 19428 Attention: General Counsel Email: [***]
With a copy (which will not constitute notice) to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 3600 Attention: [***] Email: [***]
15.10.Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and such nonperforming Party promptly provides written notice of the prevention to the other Party. The affected Party also will provide a good faith estimate of the period for which its failure or delay in performance under this Agreement is expected to continue based on currently available information and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure event and resume normal performance of its obligations hereunder as soon as reasonably practicable under the circumstances. If the Force Majeure event continues, the affected Party will update such notice to the other Party on a [***] basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. Without limiting the affected Party’s foregoing obligations, such excuse will be continued so long as the condition constituting Force Majeure continues and such affected Party is exercising reasonable efforts to remedy the Force Majeure. If a Force Majeure persists for more than [***], then the Parties will discuss in good faith a modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.
15.11.Relationship of the Parties. It is expressly agreed that Arrowhead, on the one hand, and Madrigal, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture, or agency, including for tax purposes. Neither Arrowhead nor Madrigal will have the authority to make any statements, representations, or commitments of any kind, or to take any action that will be binding on the other, without the prior written consent of the other Party to do so. All Persons employed by a Party will be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment will be for the account and expense of such Party.
15.12.Further Assurances. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request, and at such other Party’s cost and expense, in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.
15.13.Performance by Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.
15.14.Binding Effect; No Third Party Beneficiaries. As of the Effective Date, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

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15.15.Expenses. Except as otherwise provided herein, all fees, costs, and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby will be paid by the Party hereto incurring such fees, costs, and expenses.
15.16.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf, or other electronically transmitted signatures and such signatures will be deemed to bind each Party as if they were the original signatures.
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IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.
MADRIGAL PHARMACEUTICALS, INC.

BY: /s/Mark Barrett
NAME: Mark Barrett
TITLE: Chief Business Officer
[Signature Page to License Agreement]

2

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IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.
ARROWHEAD PHARMACEUTICALS, INC.

BY: /s/Christopher Anzalone
NAME: Christopher Anzalone
TITLE: CEO